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                                                                 EXHIBIT A


                          AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER, dated as of November 6, 1996 (this "Agreement"), among Midland Financial Group, Inc., a Tennessee corporation (the "Company"), The Progressive Corporation, an Ohio corporation (the "Purchaser"), and TPC Acquisition Corporation, a Tennessee corporation (the "Merger Sub").


                                   WITNESSETH:

                  WHEREAS, the respective boards of directors of the Company, the Purchaser and the Merger Sub have approved the Merger of the Merger Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth herein;

                  WHEREAS, the Purchaser, the Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger; and

                  WHEREAS, for federal income tax purposes, it is intended that the Merger not qualify as a tax-free reorganization within the meaning of
Section 368 of the Internal Revenue Code;

                  NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and subject to and on the terms and conditions herein set forth, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                  When used in this Agreement, the following terms shall have the respective meanings set forth below:

                  "Acquisition Transaction" has the meaning given to such term in Section 6.2(a).



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                  "Affiliate" has the meaning given to such term in Rule 12b-2 promulgated under the Exchange Act.

                  "Agency Agreements" has the meaning given to such term in
Section 4.26.

                  "Agents" has the meaning given to such term in Section 4.26.

                  "Annual Convention Statement" means an annual convention statement or equivalent of the Company filed with applicable state insurance commissioners.

                  "Antitrust Division" has the meaning given to such term in
Section 6.10.

                  "Assets" means the assets of the Company and its Subsidiaries reflected on the Balance Sheet or acquired in the ordinary course of business since the Balance Sheet Date.

                  "Authorization" means any consent, approval or authorization of, expiration or termination of any waiting period requirement (including pursuant to the HSR Act) by, or filing, registration, qualification, declaration or designation with, any Governmental Body.

                  "Balance Sheet" means the audited consolidated balance sheet of the Company as of the Balance Sheet Date, together with the notes thereon and the related unqualified report of KPMG Peat Marwick LLP, the Company's certified public accountants, previously delivered to the Purchaser.

                  "Balance Sheet Date" means December 31, 1995.

                  "Business Day" means any day other than Saturday or Sunday and any other day on which commercial banks in New York, New York, Cleveland, Ohio or Memphis, Tennessee are required or permitted to be closed.

                  "Certificate of Merger" means the Certificate of Merger with respect to the merger of the Merger Sub with and into the Company, containing the provisions required by, and executed in accordance with, Section 48-21-107 of the TBCA.

                  "Certificates" means one or more certificates which immediately prior to the Effective Time represented outstanding Shares.

                  "Closing" means the closing of the Merger contemplated hereby.

                  "Closing Date" has the meaning given to such term in Section 2.2.

                  "Code" means the Internal Revenue Code of 1986, as amended, and all regulations promulgated thereunder, as in effect from time to time.

                  "Company" means Midland Financial Group, Inc., a Tennessee corporation.

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                  "Company Benefit Arrangement" has the meaning given to such term in Section 4.15(a).

                  "Company Common Stock" means the common stock, no par value, of the Company.

                  "Company Disclosure Schedule" means the disclosure schedule of the Company dated the date of this Agreement delivered concurrently with the execution and delivery of this Agreement by the Company to the Purchaser.

                  "Company Employee Plan" has the meaning given to such term in
Section 4.15(a).

                  "Company Financial Statements" has the meaning given to such term in Section 4.18.

                  "Company Material Adverse Effect" means a material adverse effect on (i) the business, assets, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole or (ii) the validity or enforceability of, or the ability of any party hereto to perform its obligations under, and to consummate the transactions contemplated by, this Agreement or any other agreement or instrument contemplated hereby or to be entered into in connection herewith. Notwithstanding the foregoing, no adjustments to the Company's Loss Reserves shall be deemed material unless the aggregate net adjustment for periods ending after September 30, 1996 exceeds $10 million.

                  "Company Option" has the meaning given to such term in Section 3.3.

                  "Company Permits" has the meaning given to such term in
Section 4.5(a).

                  "Company SEC Reports" means all reports (including without limitation, definitive proxy statements), forms, schedules, registration statements and other documents together with all amendments and supplements thereto, which the Company has been required to file with the SEC since January 1, 1992.

                  "Company Shareholders' Meeting" has the meaning given to such term in Section 6.3.

                  "Company's Shareholders' Approval" has the meaning given to such term in Section 6.3.

                  "Computer Intellectual Property" has the meaning given to such term in Section 4.21.

                  "Constituent Corporations" means each of the Merger Sub and the Company.

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                  "Contract" means any note, bond, mortgage, security agreement, indenture, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind.

                  "Effective Time" means the date and time of the effectiveness of the Merger pursuant to Section 2.2 and in accordance with the TBCA.

                  "Employees" means the officers, employees, agents, directors or independent contractors of a Person or any of its Subsidiaries, whether former or current.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all regulations promulgated thereunder, as in effect from time to time.

                  "ERISA Affiliates" means any trade or business, whether or not incorporated, that is now or has at any time in the past been treated as a single employer with the Company or any of its Subsidiaries under Section 414(b) or (c) of the Code and the Treasury Regulations thereunder.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "Exchange Agent" means the exchange agent selected by the Purchaser and reasonably acceptable to the Company, to effectuate the payment for Shares in the Merger.

                  "Exchange Fund" shall have the meaning given to such term in
Section 3.2(a).

                  "Final Termination Date" means April 30, 1997.

                  "FTC" has the meaning given to such term in Section 6.10.

                  "Governmental Body" means any federal, state, municipal, political subdivision or other governmental court, tribunal, arbitrator, authority, official, department, commission, board, bureau, agency or instrumentality, domestic or foreign.

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                  "Indemnified Liabilities" has the meaning given to such term in Section 6.8(a).

                  "Indemnified Parties" has the meaning given to such term in
Section 6.8(a).

                  "Indemnifying Party" has the meaning given to such term in
Section 6.8(a).

                  "Intellectual Property" has the meaning given to such term in
Section 4.21.


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                  "Intellectual Property Agreements" has the meaning given to such term in Section 4.21.

                  "Law" means any statute, law, rule, regulation or ordinance of any Governmental Body.

                  "Lien" means any lien, claim, mortgage, encumbrance, pledge, security interest, equity and charge of any kind.

                  "Loss Reserves" means all undiscounted reserves for incurred losses including, without limitation, case reserves, reserves for incurred but not reported losses and reserves for loss adjustment expenses, both allocated and unallocated (and without any deduction for salvage, subrogation or reinsurance recoverables).

                  "Marketing Intellectual Property" has the meaning given to such term in Section 4.21.

                  "Merger" means the merger of the Merger Sub with and into the Company as contemplated by Section 2.1.

                  "Merger Consideration" means the cash to be delivered in connection with the Merger as set forth in Section 3.1(a).

                  "Merger Sub" has the meaning given to such term in the first paragraph hereof.

                  "NYSE" means the New York Stock Exchange.

                  "Options" means any subscriptions, options, warrants, rights (including "phantom" stock rights), preemptive rights or other contracts, commitments, understandings or arrangements, including any right of conversion or exchange under any outstanding security, instrument or agreement to issue or sell any shares of capital stock of a corporation or any securities, exchangeable for or exercisable into any such shares.

                  "Order" means any judgment, decree, order, writ, permit or license of any Governmental Body.

                  "Permitted Investments" means short-term U.S. government obligations or interest-bearing money market accounts that invest solely in such obligations.

                  "Person" means any individual or corporation, company, partnership, trust, incorporated or unincorporated association, joint venture or other entity of any kind.

                  "Plan" means the Company's 1989 Incentive Stock Option Plan and 1992 Long-Term Incentive Plan.

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                  "Potential Acquiror" has the meaning given to such term in
Section 6.2(a).

                  "Proxy Statement" has the meaning given to such term in
Section 6.4.

                  "Purchaser" has the meaning given to such term in the first paragraph hereof.

                  "Purchaser Benefit Arrangement" means each plan (other than any Purchaser Employee Plan), program, policy, contract or arrangement providing for bonuses, pensions, deferred pay, stock or stock-related awards, severance pay, salary continuation or similar benefits, hospitalization, medical, dental or disability benefits, life insurance or other employee benefits, or compensation to or for any Employees of the Purchaser or any beneficiaries or dependents of any Employees of the Purchaser (other than directors' and officers' liability insurance policies), whether or not oral or written or insured or funded, or constituting an employment or severance agreement or arrangement with any officer or director of the Purchaser or any Significant Subsidiary.

                  "Purchaser Common Shares" means the Common Shares, $1.00 par value per share, of the Purchaser.

                  "Purchaser Employee Plan" means each "employee benefit plan," as such term is defined in Section 3(3) of ERISA, established by the Purchaser, any of its Subsidiaries, or any ERISA Affiliate or under which the Purchaser, any of its Subsidiaries, or any ERISA affiliate contributes or under which any Employees of the Purchaser or any beneficiary thereof is covered, is eligible for coverage or has benefit rights with respect to service to the Purchaser, any of its Subsidiaries or any ERISA Affiliate or under which any obligation exists to issue capital stock of the Purchaser or any of its Subsidiaries.

                  "Purchaser Financial Statements" has the meaning given to such term in Section 5.10.

                  "Purchaser Material Adverse Effect" means a material adverse effect on (i) the business, assets, liabilities, results of operations, condition (financial or otherwise) or prospects of the Purchaser and its Subsidiaries, taken as a whole or (ii) the validity of enforceability of, or the ability of any party hereto to perform its obligations under, and to consummate the transactions contemplated by, this Agreement or any other agreement or instrument contemplated hereby or to be entered into in connection herewith.

                  "Purchaser Permits" has the meaning given to such term in
Section 5.4(a).

                  "Purchaser Representatives" has the meaning given to such term in Section 6.6.

                  "Purchaser SEC Reports" means all reports (including, without limitation, definitive proxy statements), forms, schedules, registration statements and other documents

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together with all amendments and supplements thereto which the Purchaser has been required to file with the SEC since January 1, 1991.

                  "Quarterly Convention Statement" means a quarterly statement of the Company prepared on selected pages of the Annual Convention Statement form.

                  "Reinsurance Agreement" has the meaning given to such term in
Section 4.27.

                  "Representative" has the meaning given to such term in Section 6.2(a).

                  "R-H" means The Robinson-Humphrey Company, Inc.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Shares" means the shares of Company Common Stock issued and outstanding immediately prior to the Effective Time, after giving effect to the exercise or cancellation of each Company Option pursuant to Section 3.3.

                  "Significant Response" has the meaning given to such term in
Section 6.2(b).

                  "Significant Subsidiary" has the meaning given to such term in Rule 1-02(w) of Regulation S-X promulgated by the SEC.

                  "Subsidiary" means as to any Person, any other Person of which at least 50% of the equity or voting interests are owned, directly or indirectly, by such first Person.

                  "Support Agreement" means an agreement among a shareholder of the Company, the Purchaser and the Merger Sub dated the date hereof and relating to voting at the Company Shareholders' Meeting.

                  "Surviving Corporation" has the meaning given to such term in
Section 2.1.

                  "Surviving Corporation Common Stock" means the common stock, no par value, of the Surviving Corporation.

                  "Taxpayers" means as to any Person, such Person, any predecessor of such Person and all Affiliates of such Person (including, without limitation, all members for income tax purposes of any affiliated group of corporations of which such Person or any such predecessor corporation is or has been a member).

                  "TBCA" means the Tennessee Business Corporation Act.


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                  "Transaction Moratorium Period" has the meaning given to such term in Section 6.2(b).

                  "Wholly Owned Subsidiary" means a Subsidiary of which 100% of the issued and outstanding common stock is owned directly or indirectly by the parent company.


                                    ARTICLE 2

                                   THE MERGER


                  2.1 The Merger. Subject to the terms and conditions hereof, at the Effective Time and in accordance with the provisions of this Agreement and the applicable provisions of the TBCA, the Merger Sub shall be merged with and into the Company which shall continue as the surviving corporation (the "Surviving Corporation"). Thereupon the separate corporate existence of the Merger Sub shall cease, and the Surviving Corporation shall continue in existence under the laws of the State of Tennessee.

                  2.2. Effective Time of the Merger. On or prior to the Closing Date, the Merger shall be consummated by filing with the Secretary of State of the State of Tennessee, as provided in Section 48-21-105 of the TBCA, the Certificate of Merger, in such form as is required by and executed in accordance with Section 48-11-301 of the TBCA and satisfactory to the parties hereto, on behalf of the Constituent Corporations. The Merger shall become effective at the time of filing or at such later time as shall be specified in the Certificate of Merger. Prior to such filing, a closing (the "Closing") shall be held at the offices of Baker & Hostetler, 3200 National City Center, Cleveland, Ohio 44114, or such other place as the parties may agree, on a date set by the Purchaser (the "Closing Date"), which date shall be within ten business days following the later of (i) the date of the meeting of shareholders of the Company at which a vote is taken to approve the Merger, and (ii) the date upon which all conditions set forth in Article 7 hereof have been satisfied or waived.

                  2.3. Certificate of Incorporation. The Certificate of Merger shall provide that, upon the filing thereof, the Certificate of Incorporation of the Company shall be the Certificate of Incorporation of the Surviving Corporation.

                  2.4. Effect of the Merger. Subject to the foregoing, the effects of the Merger shall be as provided in the applicable provisions of the TBCA.



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                                    ARTICLE 3

              MERGER CONSIDERATION; STATUS AND CONVERSION OF SHARES

                  3.1. Conversion or Cancellation of Shares in the Merger. Subject to the provisions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, the shares of the Constituent Corporations shall be converted or canceled, as the case may be, in the following manner:

                  (a) Each Share (other than shares of Company Common Stock held in treasury) shall be converted into the right to receive from the Purchaser Nine Dollars ($9.00) in cash (the "Merger Consideration").

                  (b) Each share of Common Stock, no par value per share, of the Merger Sub issued and outstanding immediately prior to the Effective Time shall remain outstanding and be converted into one share of Surviving Corporation Common Stock.

                  (c) At the Effective Time, each share of Company Common Stock, if any, held in treasury immediately prior to the Effective Time shall be canceled and retired and no payment shall be made with respect thereto.

                  3.2. Payment for Shares in the Merger. The manner of making payment for and conversion of Shares in the Merger shall be as follows:

                  (a) At the Effective Time, the Purchaser shall make available to the Exchange Agent for the benefit of those Persons who immediately prior to the Effective Time were the holders of Shares, cash payable as Merger Consideration (the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, effect the payments of cash provided for in Section
3.1 out of the Exchange Fund.

                  (b) Promptly after the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificate shall pass, only upon proper delivery of the Certificate to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificate for payment therefor. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal duly executed and any other required documents, the holder of such Certificate shall be entitled to receive for each of the Shares represented by such Certificate the Merger Consideration pursuant to this Article 3, and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, the Certificate shall represent solely the right to receive the cash with respect to each of the Shares represented thereby. If any cash is to be paid to any Person other than the Person to which the Certificate surrendered is registered, it shall be a condition of such payment that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required by reason of the payment to a

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Person other than the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

                  (c) Any portion of the Exchange Fund which remains undistributed to former shareholders of the Company for 180 days after the Effective Time shall be delivered to the Purchaser, upon demand of the Purchaser, and any former shareholders of the Company shall thereafter look only to the Purchaser for payment of their claim for the Merger Consideration.

                  3.3. Status of Options. Prior to the Closing Date, the Company shall cause the Plan and/or each Option outstanding on such date for the purchase of shares of Company Common Stock granted under any employee stock option or compensation plan or arrangement of the Company and its Subsidiaries (a "Company Option") to be amended in the following respects: (i) each Company Option, whether or not such Company Option is then exercisable, shall become fully vested and exercisable as of the close of business on the Business Day immediately preceding the Closing Date, (ii) each Company Option shall terminate as of the Effective Time unless exercised prior to the Effective Time, and (iii) except with respect to any Company Option granted after the date six months prior to the Closing Date to a person required to file reports under Section 16(a) of the Exchange Act, each holder of a Company Option shall be deemed as of the Business Day immediately prior to the Closing Date to have irrevocably exercised in full his Company Option as of such Business Day by means of a "cashless" exercise pursuant to which the Company, when issuing shares of Company Common Stock on exercise, will withhold from such issuance shares with an aggregate value (when valued at the Average Share Price) equal to the exercise price payable upon such exercise, in lieu of the payment by the holder of the exercise price in cash. The amendment of Company Options provided for in this Section shall be conditional upon the consummation of the Merger such that, in the event the Merger is not consummated and this Agreement is terminated, the Company Options shall in all respects revert to the terms in effect prior to the Business Day immediately prior to the Closing Date and all notices of exercise deemed given pursuant to this Section shall be null and void. No payment, assumption or conversion shall occur in the Merger with respect to terminated Options. All Shares issued upon exercise of Company Options pursuant to this
Section 3.3 shall be deemed issued and outstanding at the Effective Time for purposes of the Merger.

                  3.4. Closing of the Company's Transfer Books. The stock transfer books of Company shall be closed at the close of business on the Business Day immediately preceding the date of the Effective Time. In the event of a transfer of ownership of Company Stock which is not registered in the transfer records of Company, the Merger Consideration to be distributed pursuant to this Agreement may be delivered to a transferee, if a Certificate is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by payment of any applicable stock transfer taxes. The Purchaser and the Exchange Agent shall be entitled to rely upon the stock transfer books of the Company to establish the identity of those persons entitled to receive the Merger Consideration specified in this Agreement for their shares of Company Common Stock,

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which books shall be conclusive with respect to the ownership of such shares. In the event of a dispute with respect to the ownership of any such shares, the Surviving Corporation and the Exchange Agent shall be entitled to deposit any Merger Consideration represented thereby in escrow with an independent party and thereafter be relieved with respect to any claims to such Merger Consideration.

                  3.5. No Further Ownership Rights in Company Common Stock. All Merger Consideration issued upon surrender of a Certificate in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock represented thereby, and there shall be no further registration of transfers on the stock transfer books of the Company of shares of Company Common Stock outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article 3.

                  3.6. No Liability. None of the Purchaser, the Surviving Corporation or the Exchange Agent shall be liable to any person in respect of any cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to seven years after the Effective Time, any such cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by Law or Order, become the property of the Purchaser, free and clear of all claims or interest of any person previously entitled thereto.

                  3.7 Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by the Purchaser, on a daily basis in Permitted Investments. Any interest and other income resulting from such investments shall be paid to the Purchaser upon termination of the Exchange Fund pursuant to Section 3.2(c).


                                    ARTICLE 4

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  Except as otherwise set forth in the Company Disclosure Schedule, the Company hereby represents and warrants to the Purchaser and the Merger Sub as follows:

                  4.1. Organization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee, has full corporate power and authority to conduct its business as and to the extent it is presently being conducted and as and to the extent proposed by the Company to be conducted and to own, lease and operate its properties and assets. The Company is duly qualified, licensed or admitted to do business as a foreign corporation and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification licensing or admission necessary and where the failure to be so qualified, licensed or admitted has or could reasonably be expected (so

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far as can be foreseen at the time) to have a Company Material Adverse Effect.
Each jurisdiction in which the Company is qualified to do business as a foreign corporation is listed in Section 4.1 of the Company Disclosure Schedule. Except for the Company's Subsidiaries, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity other than portfolio securities acquired by the Company in the ordinary course of business.

                  4.2. Authorization. The Company has all necessary corporate power and authority to enter into this Agreement, has taken all corporate action necessary to consummate the transactions contemplated hereby and, subject to obtaining the Company Shareholders' Approval, to perform its obligations hereunder. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of the Company. Subject to Section 6.2, the Board of Directors of the Company has recommended adoption of this Agreement by the shareholders of the Company and directed that this Agreement be submitted to the shareholders of the Company for their consideration, and no other corporate proceedings on the part of the Company or its shareholders are necessary to authorize the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, other than obtaining the Company Shareholders' Approval. This Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  4.3. Subsidiaries. Section 4.3 of the Company Disclosure Schedule sets forth a complete and accurate list of all of the Company's Subsidiaries and indicates the Company's ownership interest in each. Section 4.3 of the Company Disclosure Schedule also sets forth the jurisdiction of incorporation of each of the Company's Subsidiaries, each jurisdiction in which such Subsidiary is qualified, licensed or admitted to do business and the number of shares of capital stock of such Subsidiary authorized and outstanding. Each Subsidiary of the Company (i) is a corporation or other legal entity duly organized, validly existing and (if applicable) in good standing under the laws of the jurisdiction of its incorporation or organization and has the full power and authority to own, lease or operate its properties and assets and to conduct its business as and to the extent currently conducted, except where the failure to be duly organized, validly existing and in good standing does not have, and could not reasonably be expected (so far as can be foreseen at the time) to have, a Company Material Adverse Effect, and (ii) is duly qualified, licensed or admitted and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification, license or admission necessary, except where the failure to be so qualified, licensed or admitted does not have and

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could not reasonably be expected (so far as can be foreseen at the time) to have a Company Material Adverse Effect.

                  4.4.     Capital Stock.

                  (a) As of the date hereof, the authorized capital stock of the Company consists solely of 50,000,000 shares of Company Common Stock, of which 5,550,198 shares are issued and outstanding, no shares are held in the treasury of the Company and 490,000 shares are reserved for issuance pursuant to outstanding Options granted under the Company's Plan, and 93,324 shares are reserved for issuance pursuant to outstanding warrants. The exercise prices of the outstanding options and warrants are set forth in Section 4.4(a) of the Company Disclosure Schedule. Except for shares of Company Common Stock issued upon exercise of outstanding Options granted pursuant to the Company's Plan, or exercise of the outstanding warrants and except as contemplated by Section 6.1(a), there has not been, and as of the Closing Date there will not have been, any change in the number of issued and outstanding shares of Company Common Stock or shares of Company Common Stock held in treasury or reserved for issuance since the Balance Sheet Date. All of the issued and outstanding shares of Company Common Stock are, and all shares reserved for issuance will be upon issuance, in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable. Except as described in this Section 4.4 and pursuant to this Agreement, there are no outstanding Options obligating the Company or any of its Subsidiaries to issue or sell any shares of capital stock of the Company or to grant, extend or enter into any Option with respect thereto.

                  (b) All of the outstanding shares of capital stock of each Subsidiary of the Company are duly authorized, validly issued, fully paid and nonassessable and, except as disclosed in Section 4.4 of the Company Disclosure Schedule, are owned, beneficially and of record, by the Company, free and clear of any Liens. Except as described in Section 4.4(a) above, there are no (i) outstanding Options obligating the Company or any of its Subsidiaries to issue or sell any shares of capital stock of any Subsidiary of the Company or to grant, extend or enter into any such Option or (ii) voting trusts, proxies or other commitments, understandings, restrictions or arrangements in favor of any person other than the Company or a Subsidiary, wholly owned directly or indirectly, by the Company with respect to the voting of or the right to participate in dividends or other earnings on any capital stock of any Subsidiary of the Company.

                  (c) There are no outstanding contractual obligations of the Company or any Subsidiary of the Company to repurchase, redeem or otherwise acquire any shares of Company Common Stock or any capital stock of any Subsidiary of the Company or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary of the Company or any other Person.

                  4.5. Government Approvals; Compliance with Laws and Orders.

                  (a) To the best of the Company's knowledge, the Company and each of its Subsidiaries has obtained from the appropriate Governmental Bodies or self-regulatory organizations which are charged with regulating or supervising any business conducted by the Company or any Subsidiary of the Company all permits, variances, exemptions, orders, approvals and licenses necessary for the conduct of its business and operations as and to the extent currently conducted (the "Company Permits"), which Company Permits are valid and remain in full force and effect, except where the failure to have obtained such Company Permits or the failure of such Company Permits to be valid and in full force and effect, individually or in the aggregate, does not have and could not reasonably be expected (so far as can be foreseen at the time) to have a Company Material Adverse Effect. The Company and its Subsidiaries are in compliance with the terms of the Company Permits, except failures so to comply which, individually or in the aggregate, do not have and could not reasonably be expected (so far as can be foreseen at the time) to have a Company Material Adverse Effect.

                  (b) Neither the Company nor any of its Subsidiaries has received notice of any Order or any complaint, proceeding or investigation of any Governmental Body or self-regulatory organization which is charged with regulating or supervising any business conducted by the Company or any Subsidiary of the Company pending or, to the knowledge of the Company, threatened, which affects or could reasonably be expected (so far as can be foreseen at the time) to affect the validity of any such Company Permit or impair the renewal thereof, except where the invalidity of any such Company Permit or the non-renewal thereof does not have and could not reasonably be expected (so far as can be foreseen at the time) to have a Company Material Adverse Effect. As of the date hereof, neither the Company nor any of its Subsidiaries is a party or subject to any agreement, consent decree or Order, or other understanding or arrangement with, or any directive of, any Governmental Body or self-regulatory organization that is charged with regulating or supervising any business conducted by the Company or any Subsidiary of the Company which imposes any material restrictions on or otherwise affects in any material way the conduct of the insurance business of the Company or any of its Subsidiaries.

                  (c) To the best of the Company's knowledge, the Company and its Subsidiaries are not and have not been in violation of or default under any Laws or Order of any Governmental Body or self-regulatory organization which is charged with regulating or supervising any business conducted by the Company or any Subsidiary of the Company, except for violations which, individually or in the aggregate, have not had and could not reasonably be expected (so far as can be foreseen at the time) to have a Company Material Adverse Effect.

                  4.6. Absence of Certain Changes or Events. Since the Balance Sheet Date, except as disclosed in the Company SEC Reports filed prior to the date hereof or as disclosed in the Company Disclosure Schedule, to the best of the Company's knowledge (i) there has not been any change, event or development (or threat thereof) which has had, or that could reasonably be expected (so far as can be foreseen) to have, individually or in the aggregate, a Company Material Adverse Effect, (ii) the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice and (iii) neither the Company nor any of its Significant Subsidiaries has taken any action which, if taken after the date hereof, would constitute a breach of any provision of Section
6.1. Without limiting the generality of the foregoing, since the Balance Sheet Date except as disclosed in Company SEC Reports filed prior to the date hereof or as disclosed in the Company Disclosure Schedule, there has not been any:

                  (a) change in the condition (financial or otherwise), assets, liabilities, working capital, reserves, earnings, business or prospects of the Company or any of its Subsidiaries, except for changes contemplated hereby or changes which have not, individually or in the aggregate, had a Company Material Adverse Effect;

                  (b) (i) except for normal periodic increases in the ordinary course of business consistent with past practice, increase in the compensation payable or to become payable to any Company Employee whose total cash compensation for services rendered to the Company or any of its Subsidiaries is currently at an annual rate of more than $100,000, (ii) except in the ordinary course of business consistent with past practice bonus, incentive compensation, service award or other like benefit granted, made or accrued, contingently or otherwise, for or to the credit of any of the Company Employees, (iii) except in the ordinary course of business consistent with past practice or as required by law, employee welfare, pension, retirement, profit-sharing or similar payment or arrangement made or agreed to by the Company or any of its Subsidiaries for any Company Employee; provided, however, that any employee welfare, pension, retirement, profit-sharing or similar payment or arrangement made or agreed to by the Company or any of its Subsidiaries for any Company Employee pursuant to the existing plans and arrangements described in Section 4.15 of the Company Disclosure Schedule shall be permitted, or (iv) new employment agreement to which the Company or any of its Subsidiaries is a party;

                  (c) except in the ordinary course of business consistent with past practice or as required by law, addition to or modification of the employee benefit plans, arrangements or practices described in Section 4.15 of the Company Disclosure Schedule affecting Company Employees other than (i) contributions made for 1994 or 1995 in accordance with the normal practices of the Company or its Subsidiaries or (ii) the extension of coverage to other Company Employees who became eligible after the Balance Sheet Date;

                  (d) sale, assignment or transfer of any of the assets of the Company or any of its Subsidiaries, which are material, singly or in the aggregate, to the Company and its Subsidiaries, taken as a whole, other than in the ordinary course of business;

                  (e) cancellation of any indebtedness or waiver of any rights of substantial value to the Company and its Subsidiaries, taken as a whole, whether or not in the ordinary course of business;

                  (f) amendment, cancellation or termination of any Contract, license or other instrument material to the Company and its Subsidiaries, taken as a whole;

                  (g) capital expenditure or the execution of any lease or any incurring of liability therefor by the Company or any of its Subsidiaries, involving payments in excess of $50,000 in any 12-month period or $250,000 in the aggregate;

                  (h) failure to repay when due any material obligation of the Company or any of its Subsidiaries, except in the ordinary course of business or where such failure would not have a Company Material Adverse Effect;

                  (i) material change in accounting methods or practices by the Company or any of its Subsidiaries affecting their respective assets, liabilities or business;

                  (j) material revaluation by the Company or any of its Subsidiaries of any of their respective assets, including, without limitation, writing-off notes or accounts receivable which are, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole;

                  (k) damage, destruction or loss (whether or not covered by insurance) having a Company Material Adverse Effect;

                  (l) mortgage, pledge or other encumbrance of any assets of the Company or any of its Subsidiaries, which are material, singly or in the aggregate, to the Company and its Subsidiaries taken as a whole except purchase money mortgages arising in the ordinary course of business;

                  (m) declaration, setting aside or payment of dividends or distributions in respect of any capital stock of the Company or any redemption, purchase or other acquisition of any of the Company's equity securities;

                  (n) issuance by the Company or any of its Subsidiaries of, or commitment of the Company or any of its Subsidiaries to issue, any shares of capital stock or other equity securities or Options other than the issuance of Company Common Stock upon the exercise of Options as provided in Section 3.3;

                  (o) indebtedness incurred by the Company or any of its Subsidiaries for borrowed money or any commitment to borrow money entered into by the Company or any of its Subsidiaries, or any loans made or agreed to be made by the Company or any of its Subsidiaries;

                  (p) liabilities incurred involving $250,000 or more, except in the ordinary course of business and consistent with past practice, or any increase or change in any assumptions underlying or methods of calculating any bad debt, contingency or other reserves other than in the ordinary course of business consistent with past practices;

                  (q) payment, discharge or satisfaction of any liabilities other than the payment, discharge or satisfaction (i) in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date and (ii) of other liabilities involving not more than $250,000 singly and not more than $750,000 in the aggregate; or

                  (r) agreement or commitment by the Company or any of its Subsidiaries to do any of the foregoing.

                  4.7. Compliance with Contracts and Commitments.

                  (a) Section 4.7(a) of the Company Disclosure Schedule contains an accurate and complete listing of each material Contract, whether written or oral, required to be described in the Company SEC Reports or filed as exhibits thereto pursuant to the Exchange Act. Except as disclosed in Section 4.7 of the Company Disclosure Schedule, each of such Contracts (other than Contracts which have expired or terminated in accordance with the terms thereof) is in full force and effect and (i) to the best of the Company's knowledge, neither the Company nor any of its Subsidiaries nor, to the best of the Company's knowledge, any other party thereto has breached or is in default thereunder, (ii) to the best of the Company's knowledge, no event has occurred which, with the passage of time or the giving of notice or both would constitute such a breach or default, (iii) to the best of the Company's knowledge, no claim of material default thereunder has been asserted or threatened and (iv) neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any other party thereto is seeking the renegotiation thereof or substitute performance thereunder, except where such breach or default, or attempted renegotiation or substitute performance, individually or in the aggregate, does not have and could not reasonably be expected (so far as can be foreseen at the time) to have a Company Material Adverse Effect.

                  (b) Except as set forth in Section 4.7(b) of the Company Disclosure Schedule, neither the Company nor any Subsidiary of the Company is in violation of any term of (i) its charter, bylaws or other organizational documents, (ii) any agreement or instrument related to indebtedness for borrowed money or any other Contract to which it is a party or by which it is bound,
(iii) any applicable law, ordinance, rule or regulation of any Governmental Body, or (iv) any applicable Order of any Governmental Body, or self-- regulatory organization which is charged with regulating or supervising any business conducted by the Company or any Subsidiary of the Company, the consequences of which violation, whether individually or in the aggregate, have or could reasonably be expected (so far as can be foreseen at the time) to have a Company Material Adverse Effect.

                  4.8. Non-Contravention; Approvals and Consents.

                  (a) Except as set forth in Section 4.8 of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company do not, and the performance by the Company of its obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any Person any right of payment or reimbursement termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets or properties of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of (i) the Certificate of Incorporation or Bylaws (or other comparable charter document) of the Company or any of its Subsidiaries, or
(ii) subject to the obtaining of the Company Shareholders' Approval and the taking of the actions described in paragraph (b) of this Section, (A) Laws or Orders of any Governmental Body or self-regulatory organization which is charged with regulating or supervising any business conducted by the Company or any Subsidiary of the Company, applicable to the Company or any of its Subsidiaries or any of their respective assets or properties, or (B) any Contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective assets or properties is bound, excluding from the foregoing clauses (A) and (B) conflicts, violations, breaches, defaults, terminations, modifications, accelerations and creations and impositions of Liens which, individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect.

                  (b) Except for (i) the filing of a premerger notification report by the Company under the HSR Act, (ii) the filing of the Proxy Statement with the SEC pursuant to the Exchange Act, (iii) the filing of the Certificate of Merger and other appropriate merger documents required by the TBCA with the Secretary of State of the State of Tennessee, and appropriate documents with the relevant authorities of other states in which the Constituent Corporations are qualified to do business and (iv) any filings required to be made with the Tennessee State Department of Commerce and Insurance and any other regulatory authority in each jurisdiction in which the Company or any of its Subsidiaries conducts insurance business, no consent, approval or action of, filing with or notice to any Governmental Body or other public or private third party is necessary or required under any of the terms, conditions or provisions of any Law or Order of any Governmental Body or self-regulatory organization which is charged with regulating or supervising any business conducted by the Company or any Subsidiary of the Company, or any Contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective assets or properties is bound for the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder or the consummation of the transactions contemplated hereby, other than such consents, approvals, actions, filings and notices which the failure to make or obtain, as the case may be, individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect.

                  4.9. Litigation. Except as disclosed in Section 4.9 of the Company Disclosure Schedule, there are no actions, suits, arbitrations, investigations or proceedings (adjudicatory, rulemaking or otherwise) pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries (or any Company Employee Plan or Company Benefit Arrangement), or any property of the Company or any such Subsidiary (including Proprietary Rights), in any court or before any arbitrator of any kind or before or by any Governmental Body, except actions, suits, arbitrations, investigations or proceedings which, individually or in the aggregate, have not had and if adversely determined or resolved, could not reasonably be expected (so far as can be foreseen at the time) to have a Company Material Adverse Effect.

                  4.10. Labor Matters. The Company is in material compliance with all applicable laws respecting employment practices, terms and conditions of employment and wages and hours and is not engaged in any unfair labor practice. There is no unfair labor practice charge or complaint against the Company pending before the National Labor Relations Board or any other governmental agency arising out of the Company's activities, and the Company has no knowledge of any facts or information which would give rise thereto.

                  4.11. Absence of Undisclosed Liabilities. Except as disclosed in Section 4.11 of the Company Disclosure Schedule, the Company has no liabilities or obligations (whether choate or inchoate, absolute or contingent, or otherwise) except (i) liabilities which are reflected and reserved against or disclosed on the Balance Sheet, (ii) liabilities incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date and which have not resulted in, and could not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect.

                  4.12. Liabilities Other than Loss Reserves; Loss Reserves; Stated Capital. Except as set forth on Section 4.12 of the Company Disclosure Schedule and in the Company SEC Reports filed prior to the date hereof and Annual Convention Statements and Quarterly Convention Statements filed prior to the date hereof, as of December 31, 1995, neither the Company nor any Subsidiary had any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, of any kind other than Loss Reserves ("Non-Loss Reserve Liabilities") required by statutory accounting principles to be reflected or reserved against in a financial statement, which would have a Company Material Adverse Effect that was not fully and adequately reflected or reserved against on the Company's 1995 Annual Convention Statement. The adequacy of reinsurance recoverables have been prepared in accordance with statutory accounting principles consistently applied with prior periods (except as expressly set forth therein or required by a rule or regulation of Tennessee) and have not been intentionally understated or overstated by the Company. The Loss Reserves of the Company and each of its Subsidiaries as set forth in the audited consolidated financial statements and unaudited interim financial statements of the Company included in the Company SEC Reports were determined in good faith by the Company in accordance with generally accepted accounting principles and were believed by the Company to be reasonable when made. The Loss Reserves attributable to the Company's and the Subsidiaries' insurance business including, without limitation, reserve and other liability amounts in respect of insurance policies, whether direct or assumed by reinsurance, established or reflected in the respective statutory annual statements for the three years ended December 31, 1995 of the Company and each of the Subsidiaries, were determined in accordance with generally accepted actuarial standards consistently applied and are in compliance, in all material respects, with the requirements of the insurance laws, rules and regulations of Tennessee as well as those of any other applicable jurisdictions (collectively, "Applicable Insurance Laws"). To the Company's knowledge, except as set forth in Section
4.12 of the Company Disclosure Schedule, the Loss Reserves were adequate to cover the total amount of all matured and unmatured liabilities and obligations of the Company and each of the Subsidiaries under all their respective outstanding insurance policies, funding agreements and annuity, guaranteed interest, reinsurance, coinsurance and other similar contracts at September 30, 1996. Subject to the description set forth in Section 4.12 of the Company Disclosure Schedule, the Company and each of the Subsidiaries own assets that qualify as admitted assets under Applicable Insurance Laws in an amount at least equal to the sum of all such reserves and liability amounts and its minimum statutory capital and surplus as required by the insurance laws, rules and regulations of Tennessee or, to the extent material to the Company and the Subsidiaries taken as a whole, any other jurisdiction.

                  4.13. No Brokers. Except as set forth in Section 4.13 of the Company Disclosure Schedule, neither the Company nor any Subsidiary or affiliate of the Company has entered into or will enter into any Contract or understanding, whether oral or written, with any Person which will result in the obligation of the Purchaser to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

                  4.14. No Other Agreements to Sell the Assets or the Company. Neither the Company nor any Subsidiary has any legal obligation, absolute or contingent, to any other person to sell any Assets, to sell any capital stock of the Company or any of its Significant Subsidiaries or to effect any merger, consolidation or other reorganization of the Company or any of its Significant Subsidiaries or to enter into any agreement with respect thereto.

                  4.15. Employee Benefit Plans.

                  (a) The Company Disclosure Schedule sets forth a true and complete list of all the following: (i) each employee benefit plan, as such term is defined in Section 3(3) of ERISA, established by the Company, any of its Subsidiaries, or any ERISA Affiliate or under which the Company, any of its Subsidiaries, or any ERISA Affiliate contributes or under which any Employee of the Company or any beneficiary thereof is covered, is eligible for coverage or has benefit rights with respect to service to the Company, any of its Subsidiaries or any ERISA Affiliate or under which any obligation exists to issue capital stock of the Company or any of its Subsidiaries (each, a "Company Employee Plan"), and (ii) each other plan, program, policy, contract or arrangement providing for bonuses, pensions, deferred pay, stock or stock-related awards, severance pay, salary continuation or similar benefits, hospitalization, medical, dental or disability benefits, life insurance or other employee benefits, or compensation to or for any Company Employees or any beneficiaries or dependents of any Company Employees (other than directors' and officers' liability insurance policies), whether or not oral or written or insured or funded, or constituting an employment or severance agreement or arrangement with any officer or director of the Company or any Subsidiary (each, a "Company Benefit Arrangement"). Any such Company Employee Plans or Company Benefit Arrangements maintained for any officer, director or employee of a Subsidiary of the Company that is not a Subsidiary are not in the aggregate material to the Company and its Subsidiaries taken as a whole, but are identified in Section 4.15 of the Company Disclosure Schedule. The Company Disclosure Schedule also (i) sets forth a true and complete list of each Company Employee Plan maintained by the Company, any ERISA Affiliate, or any of its Subsidiaries, during the five years preceding the date of this Agreement that was covered during such period by Title IV of ERISA, (ii) identifies each Company Employee Plan that is intended to be qualified under Section 401(a) of the Code, and (iii) identifies the Company Employee Plans and Company Benefit Arrangements that are maintained, respectively, by each of the Company and its Subsidiaries. The Company has made available to the Purchaser with respect to each Company Employee Plan and Company Benefit Arrangement: (i) a true and complete copy of all written documents comprising such Company Employee Plan or Company Benefit Arrangement (including amendments and individual agreements relating thereto) or, if there is no such written document, an accurate and complete description of such Company Employee Plan or Company Benefit Arrangement; (ii) the most recent Form 5500 or Form 5500-C (including all schedules thereto), if applicable; (iii) the most recent financial statements and actuarial reports, if any, including, without limitation, any such reports relating to any health or medical plan; (iv) the summary plan description currently in effect and all material modifications thereof, if any; and (v) the most recent Internal Revenue Service determination letter, if any. Any such Company Employee Plans and Company Benefit Arrangements not so provided are not in the aggregate material to the Company and its Subsidiaries taken as a whole, but are identified in Section 4.15 of the Company Disclosure Schedule.

                  (b) Except as disclosed in Section 4.15 of the Company Disclosure Schedule, each Company Employee Plan and Company Benefit Arrangement has been established and maintained in accordance with its terms and in compliance with all applicable laws including, but not limited to, ERISA and the Code. To the best of the Company's knowledge, neither the Company nor any of its Subsidiaries nor any of their respective Employees nor any other disqualified person or party-in-interest with respect to any Company Employee Plan, have engaged directly or indirectly in any "prohibited transaction," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, with respect to which the Company or its Subsidiaries could have or has any material liability. All contributions required to be made to the Company Employee Plans and Company Benefit Arrangements have been made timely or, to the extent such contributions have not been made timely, the liability resulting therefrom is not material. Each Company Employee Plan that is intended to be qualified under Section 401(a) of the Code and whose related trust is intended to be exempt from taxation under
Section 501(a) of the Code has received, or has applied for and has not been denied, a favorable determination letter with respect to its qualification, and to the Company's best knowledge, nothing has occurred which could cause a loss of such qualification. Neither the Company, any ERISA Affiliate nor any Subsidiary of the Company has incurred any liability to the Pension Benefit Guaranty Corporation other than a liability for premiums not yet due.

                  (c) Neither the Company, any ERISA Affiliate nor any Subsidiary of the Company has ever maintained, sponsored or contributed to any employee plan that is or was subject to Section 412 of the Code or has incurred "accumulated funding deficiency" (as defined in Section 412 of the Code), whether or not waived.

                  (d) Neither the Company, any ERISA Affiliate nor any Subsidiary of the Company has ever maintained or sponsored or contributed to any employee pension benefit plan.

                  (e) Neither the Company nor any ERISA Affiliate has any liability under Title IV of ERISA, nor do any circumstances exist that could result in any of them having any liability under Title IV of ERISA. To the best of the Company's knowledge, neither the Company nor any Subsidiary of the Company has any liability for any failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code.

                  (f) There are no actions, suits, arbitrations, inquiries, investigations or other proceedings (other than routine claims for benefits) pending or, to the Company's knowledge, threatened, with respect to any Company Employee Plan or Company Benefit Arrangement.

                  (g) No Employees and no beneficiaries or dependents of Employees are or may become entitled under any Company Employee Plan or Company Benefit arrangement to post-employment welfare benefits of any kind including, without limitation, death or medical benefits (other than coverage mandated by Section 4980B of the Code).

                  (h) There are no agreements with, or pending petitions for recognition of, a labor union or association as the exclusive bargaining agent for any of the employees of the Company or any of its Subsidiaries; no such petitions have been pending at any time within two years of the date of this Agreement and, to the Company's best knowledge, there has not been any organizing effort by any union or other group seeking to represent any employees of the Company or any of its Subsidiaries as their exclusive bargaining agent at any time within two years of the date of this Agreement. There are no labor strikes, work stoppages or other labor troubles, other than routine grievance matters, now pending, or, to the Company's knowledge, threatened, against the Company or any of its Subsidiaries, nor have there been any such labor strikes, work stoppages or other labor troubles, other than routine grievance matters, with respect to the Company or any of its Subsidiaries at any time within two years of the date of this Agreement.

                  (i) Neither the Company, nor any Subsidiary has scheduled or agreed upon future increases of benefits levels (or creations of new benefits) with respect to any Company Employee Plan or Company Benefit Arrangement, and no such increases or creation of benefits have been proposed or made the subject of representations to employees under circumstances which make it reasonable to expect that such increases would be granted. No loan is outstanding between the Company, any Subsidiary of the Company, or any ERISA Affiliate and any Employee of the Company.

                  4.16. Proxy Statement; Registration Statement.

                  (a) The Proxy Statement as amended or supplemented from time to time, and any other documents to be filed by the Company with the SEC or any other Governmental Body or self-regulatory organization which is charged with regulating or supervising any business conducted by the Company or any Subsidiary of the Company in connection with the Merger and the other transactions contemplated hereby will not, on the date of its filing or, in the case of the Proxy Statement, at the date it is mailed to shareholders, at the time of the Company Shareholders' Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading insofar as the information therein relates to the Company. The Proxy Statement and all such other documents filed by the Company with the SEC under the Exchange Act will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act.

                  (b) Neither the information supplied or to be supplied by or on behalf of the Company for inclusion, nor the information incorporated by reference from documents filed by the Company with the SEC, in any document to be filed by the Purchaser with the SEC or any other Governmental Body or self-regulatory organization which is charged with regulating or supervising any business conducted by the Company or any Subsidiary of the Company in connection with the Merger or any other transaction contemplated hereby will on the date of its filing or effectiveness contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                  4.17. Tax Matters. To the best of the Company's knowledge, the Company Taxpayers have duly filed with the appropriate Governmental Bodies all tax reports and returns required to be filed by them, including all federal, state, local and foreign tax returns and reports and have paid in full all taxes required to be paid by such Company Taxpayers before such payment became delinquent. To the best of the Company's knowledge, the Company has made adequate provision, in conformity with generally accepted accounting principles consistently applied, for the payment of all taxes which may subsequently become due. All taxes which any Company Taxpayer has been required to collect or withhold have been duly collected or withheld and, to the extent required when due, have been or will be duly paid to the proper taxing authority.

                  The consolidated federal income tax returns of the Company and its predecessors and the federal income tax returns of each Subsidiary of the Company whose results of operations are not consolidated in the federal income tax returns of the Company, have been examined by the Internal Revenue Service for the period ending December 31, 1993 and have not been examined for any periods ending thereafter. There are no audits known by the Company to be pending of the Company's tax returns, and there are no claims which have been or may be asserted relating to any of the Company's tax returns filed for any year which if determined adversely would result in the assertion by any governmental agency of any deficiency which could reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect. There have been no waivers of statutes of limitations by the Company.

                  None of the Company Taxpayers has filed a statement under
Section 341(f) of the Code (or any comparable state income tax provision) consenting to have the provisions of Section 341(f)(2) (collapsible corporations provisions) of the Code (or any comparable state income tax provision) apply to any disposition of any of the Company's assets or property, and no property of the Company is property which the Purchaser or the Company is or will be required to treat as owned by another person pursuant to the provisions of
Section 168(f) (safe harbor leasing provisions) of the Code. The Company is not a United States Real Property Holding Corporation within the meaning of Section 897 (FIRPTA) of the Code. The Company is not, nor has it in the past been, a party to any tax-sharing agreement or similar arrangement with any other party.

                  For the purpose of this Agreement, any federal, state, local or foreign income, gross receipt, sales, use, ad valorem, transfer, franchise, withholding, payroll, employment, excise, property, occupancy or other tax, levy, impost, fee, imposition, assessment or similar charge, together with any related addition to tax, interest or penalty thereon, is referred to as a "tax."

                  4.18. Reports and Financial Statements. The Company has filed with the SEC all Company SEC Reports and has previously made available to the Purchaser true and complete copies of all the Company SEC Reports. As of their respective dates, the Company SEC Reports (i) complied as to form in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, the notes, if any, thereto) included in the Company SEC Reports (the "Company Financial Statements") complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, and fairly present (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments which are not expected, individually or in the aggregate to result in a Company Material Adverse Effect) the consolidated financial position of the Company and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended, in each case, in accordance with generally accepted accounting principles consistently applied. Each Significant Subsidiary of the Company is treated as a consolidated subsidiary of the Company in the Company Financial Statements for all periods covered thereby.

                  4.19. Payments. The Company has not, directly or indirectly, paid nor has it delivered any fee, commission or other sum of money or item or property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which is in any manner related to the business or operations of the Company, which the Company knows or has reason to believe to have been illegal under any federal, state or local laws of the United States or any other country having jurisdiction; and the Company has not participated, directly or indirectly, in any boycotts or other similar practices affecting any of its actual or potential customers and has at all times done business in an open and ethical manner.

                  4.20. Information Supplied. The financial and other information provided to the Purchaser by or on behalf of the Company on or prior to the date hereof and listed on the Company Disclosure Schedule at Section 4.20 of such Schedule relating to (i) loans of the Company or its Subsidiaries secured by an interest in real property, (ii) the reserves and other amounts of liabilities or obligations of the Company and its Subsidiaries in respect of insurance contracts, annuity contracts and guaranteed interest contracts as established or reflected on the books and records of the Company and its Subsidiaries, and (iii) reinsurance, retrocession, coinsurance and similar contracts was prepared in good faith and, as of the dates provided and in light of the circumstances under which such information was provided (as supplemented by further information provided by the Company to the Purchaser prior to the date hereof), accurately reflected in all material respects the status or matters purported to be reflected by such financial or other information. To the best of the Company's knowledge, the information listed on Company Disclosure Schedule at Section 4.20 thereof which was provided to the Purchaser by the Company with respect to the business, operations and financial condition of the Company is not false or misleading in any material respect, as of the dates provided and in light of the circumstances under which such information was provided (as supplemented by further information provided by the Company to the Purchaser prior to the date hereof).

                  4.21. Intellectual Property. Section 4.21 of the Company Disclosure Schedule lists all material trademarks, trade names, copyrights, or applications used by the Company or a Subsidiary ("Marketing Intellectual Property"). The Company or such Subsidiary owns or, to the extent disclosed in such Section 4.21, has adequate rights to use all Marketing Intellectual Property which is used in the operation of Company and its Subsidiaries' businesses as of the date hereof. The Company or one of its Subsidiaries owns or, to the extent disclosed in Section 4.21, has adequate rights to use all computer programs, firmware and documentation relating thereto (other than licenses of generally available standard computer programs) ("Computer Intellectual Property" and collectively with Marketing Intellectual Property, "Intellectual Property") which is material to the operation of the Company and its Subsidiaries' businesses as of the date hereof (the agreements relating thereto are referred to as the "Intellectual Property Agreements"). As to any Intellectual Property owned by the Company or any Subsidiary, such Intellectual Property is owned free and clear of all material claims of others, including employees, former employees or independent contractors of the Company or any Subsidiary, and as of the date hereof, neither the Seller nor any Subsidiary has received notice that the use of such Intellectual Property in the business of the Company or the Subsidiaries violates or infringes upon the claimed rights of others. As to the Intellectual Property Agreements, except as set forth in
Section 4.21 of the Company Disclosure Schedule, as of the date hereof, (i) all such agreements are in full force and effect, (ii) neither Seller nor any Subsidiary, nor to the knowledge of the Company any other party thereto, is in default under any such agreement in any material respect, (iii) neither the Company nor any Subsidiary is or might become obligated to make any royalty or similar payments under any such agreements except as stated therein, and (iv) the rights of the Company or any Subsidiary under such agreements will not be affected by the consummation of the transactions provided for herein. Except as set forth in Section 4.21 of the Company Disclosure Schedule, neither the Company nor any Subsidiary has granted to any person any license or other right to use in any manner any of the Intellectual Property owned by the Company or any Subsidiary or has granted any sublicense or right to use any Intellectual Property licensed to the Company or any Subsidiary under the Intellectual Property Agreements.

                  4.22. Real Estate. Section 4.22 of the Company Disclosure Schedule sets forth a list and summary description of (a) all real property owned by the Company and the Subsidiaries and all buildings located on such real property, other than real property acquired through salvage or subrogation; and
(b)(i) all material leases, subleases or other agreements under which the Company or any Subsidiary is lessor of any real property; (ii) all material options held by the Company or any Subsidiary or material contractual obligations on their part to purchase or acquire any interest in real property; and (iii) all material options granted by the Company or any Subsidiary or material contractual obligations on their part to sell or dispose of any interest in real property. The Company or a Subsidiary of the Company (as indicated on Section 4.22 of the Company Disclosure Schedule) is the owner of record or beneficial owner, or lessor under the leases or holder of the options (except those set forth in response to item (b)(iii)), as the case may be, of each of the items set forth in Section 4.22 of the Company Disclosure Schedule. Except as set forth in Section 4.22 of the Company Disclosure Schedule, neither the Company nor any Subsidiary nor, to the best knowledge of the Company, any other party thereto is in default under such leases, subleases and other agreements and neither the Company nor any Subsidiary has received any notice of any default thereunder, and each of the options set forth on Section 4.22 of the Company Disclosure Schedule is in full force and effect.

                  4.23. Intercompany and Affiliate Transactions; Insider Interests.

                  (a) Except as otherwise disclosed in the Company SEC Reports,
Section 4.23 of the Company Disclosure Schedule lists all intercompany agreements or arrangements of any kind between or among the Company and/or the Subsidiaries, on the one hand, and the Company's officers, directors or stockholders owning more than 5% of Company Common Stock, on the other hand.

                  (b) Except as set forth in Section 4.23 of the Company Disclosure Schedule and except as otherwise disclosed in the Company SEC Reports, none of the Company's officers or directors has any direct or indirect interest either by way of stock ownership or otherwise, in any firm, corporation, association or business enterprise, which competes with the Company or any of its Subsidiaries; is a supplier, client, customer, agent or broker of the Company or the Subsidiaries; or is otherwise engaged in the business engaged in by the Company and such Subsidiaries. Ownership of capital stock listed on a national securities exchange or traded in the over-the-counter market of any corporation shall not be deemed a violation of this Section, provided the owner thereof and his affiliates do not own more than an aggregate of 5% of the capital stock of such corporation.

                  4.24. Insurance for the Benefit of the Company and Its Subsidiaries. Section 4.24 of the Company Disclosure Schedule lists all insurance policies or contracts providing coverage to the Company and its Subsidiaries as of the date hereof. All such policies or contracts of insurance are of a scope and in an amount usual and customary for businesses engaged in the businesses of the Company and its Subsidiaries and are sufficient for compliance with all requirements of law and of all agreements to which the Company or any such Subsidiary is a party as of the date hereof. To the best of the Company's knowledge, as of the date hereof, all insurance policies pursuant to which any such insurance is provided are in full force and effect and no effective notice of cancellation or termination of any such insurance policies has been given to the Company or any Subsidiary of the Company by the carrier of any such policy. Through the date hereof, all premiums required to be paid in connection therewith have been paid in full.

                  4.25. Title to Assets; Liens. Except as disclosed in Section
4.25 of the Company Disclosure Schedule, the Company and the Subsidiaries have good and marketable title to all of their respective premiums receivable, property, equipment and other assets, and such assets are free and clear of any mortgages, liens, charges, encumbrances or title defects of any nature whatsoever, except for such mortgages, liens, charges, encumbrances or title defects which would not, individually or in the aggregate, materially and adversely affect the value of such property as carried on the financial statements which are included in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996. The Company and the Subsidiaries have valid and enforceable leases for the premises and the equipment, furniture and fixtures purported to be leased by them.

                  4.26. Conduct of Business; Agents.

                    (a) All policies of insurance issued by the Company as now in force are, to the extent required under applicable law, on forms which have been approved by applicable insurance regulatory authorities or which have been filed and not objected to by such authorities within the period provided for objection. Any premium rates required to be filed with or approved by insurance regulatory authorities have been so filed and/or approved or are otherwise in compliance with existing law and premium rates established by the Company conform thereto.

                  (b) The Company has furnished to the Purchaser a list of all written contracts ("Agency Agreements") between the Company or any of its Subsidiaries and its agents, managing general agents or brokers ("Agents"). Attached to Section 4.26 of the Company Disclosure Schedule is a copy of the Company's and each of its Subsidiaries' standard agency agreement, including copies of all schedules and exhibits customarily attached thereto and made a part of such Agency Agreements. Each of the Agency Agreements is valid, binding and in full force and effect in accordance with its terms, assuming no default by any such Agent under any such contract or agreement and except for such contracts the failure of which to be valid, binding and in full force and effect would not have a Company Material Adverse Effect. Neither the Company nor any Subsidiary is in default in any material respect with respect to any such contract or other agreement (described in the preceding sentence including the exception) and no such contract or other agreement contains any provision providing that the other party thereto may terminate the same by reason of the transactions contemplated by this Agreement or any other provision which would be altered or otherwise become applicable solely by reason of such transactions.

                  (c) As of the date hereof, all of the Company's Agents are duly licensed (to the extent that such licenses are required) in the jurisdictions in which the Agent places or sells insurance and each Agent is duly authorized and appointed by the Company or the applicable Subsidiary pursuant to applicable Laws. All written contracts or agreements between any Agent, on one hand, and the Company or any Subsidiary, on the other hand, are in compliance with all applicable Laws. To the best knowledge of the Company, no Agent is the subject of, or party to, any disciplinary action or proceeding under any applicable Law.

                  (d) As of the date hereof, the Company is unaware of any Agent that intends to, or, has threatened to, terminate or materially change its relationship with the Company or the Subsidiaries as a result of the Merger or the contemplated operations of the Company and the Subsidiaries after the Merger is consummated, which termination or change could have a Company Material Adverse Effect.

                  4.27. Insurance Policies; Reinsurance.

                  (a) Section 4.27 of the Company Disclosure Schedule sets forth a true and complete list of all reinsurance treaties and contracts or fronting agreements applicable to the Company or the Subsidiaries (individually, a "Reinsurance Agreement"). Each Reinsurance Agreement to which the Company or any of the Subsidiaries is a party is valid and binding on the Company or the Subsidiary and in full force and effect in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which the enforcement of any proceeding therefor may be brought. Neither the

Company nor any of the Subsidiaries is in default in any material respect with respect to any such Reinsurance Agreement, and no such Reinsurance Agreement contains any provision providing that the other party thereto may terminate the same by reason of the transactions contemplated by this Merger Agreement, or contains any other provision which would be altered or otherwise become applicable by reason of such transactions.

                  (b) To the best of the Company's knowledge, all policies and contracts of insurance and reinsurance entered into or issued, as the case may be, by the Company or its Subsidiaries or which are being entered into or issued by the Company or the Subsidiaries as of the date hereof, are in compliance, and at the respective dates of issuance were in compliance, with all applicable laws and, to the extent required under applicable law, are on forms approved by the appropriate Governmental Bodies in the jurisdictions where issued or have been filed with and not objected to by such Governmental Body within the period provided for objection. Any premium rates with respect to insurance or reinsurance policies or contracts currently issued by the Company or its Subsidiaries which are required to be filed with or approved by any Governmental Body have been so filed or approved in accordance with applicable law, and the premiums charged thereon conform thereto.

                  (c) Neither the Company nor any of its Subsidiaries is a party to any underwriting management agreement.

                  4.28. Regulatory Filings. The Company will make, or has made, available for inspection by the Purchaser all material registrations, filings or submissions made with respect to the Company and each of its Subsidiaries with any Governmental Body and each and every Annual Convention Statement and Quarterly Convention Statement filed with or submitted to any state governmental or insurance regulatory body and any reports of examinations issued by any such state governmental or insurance regulatory body since December 31, 1990. Each of the Company and its Subsidiaries has filed all reports, statements, documents, registrations, filings or submissions required to be filed by it with any Governmental Body, except where failure to so file would not have a Company Material Adverse Effect and except (i) those with respect to which the imposition, levy or collection of all fines, penalties, assessments, Taxes, forfeitures, money judgments or sanctions of any type are barred by the applicable statute of limitations, and (ii) as otherwise agreed to in writing by the applicable governmental or regulatory body. Except as indicated in Section
4.28 of the Company Disclosure Schedule, (x) all such registrations, filings and submissions were in material compliance with applicable law when filed, and (y) no material deficiencies have been asserted by any such governmental or regulatory agency with respect to such registrations, filings or submissions that have not been remedied or otherwise satisfied.

                  4.29. Premium Balances Receivable. The premium balances receivable of the Company and its Subsidiaries as reflected in the Balance Sheet, to the extent uncollected on the date hereof and the premium balances receivable reflected on the books of the Company and the Subsidiaries as of the date hereof, are valid and existing and represent monies due, and the Company has made reserves reasonably considered adequate for receivables not collectible in the ordinary course of business, and (subject to the aforesaid reserves) the premium balances receivable are subject to no refunds or other adjustments and to no defenses, rights of setoff, assignments, restrictions, encumbrances or conditions enforceable by third parties on or affecting any material amount thereof.

                  4.30. Investment Portfolio and Other Assets. The Company, including, for purposes of this Section 4.30, its Subsidiaries, owns an investment portfolio acquired in the ordinary course of business, and a true and complete list of the securities and other investments in such investment portfolio, as of October 31, 1996, with information included thereon as to the cost of each such investment and the market value thereof as of such date, is contained in Section 4.30 of the Company Disclosure Schedule. As of October 31, 1996, to the best of the Company's knowledge, (i) none of the investments included in such investment portfolio is in default in the payment of principal or interest or dividends or impaired to any extent and (ii) all investments included in such investment portfolio comply with all insurance laws and regulations of each of the states to which the Company and each of its Subsidiaries are subject relating thereto and with all federal and state securities laws.

                  4.31. State Security Deposits. Section 4.31 of the Company Disclosure Schedule sets forth a true, correct and complete list of all securities deposited with state insurance departments relative to the Schedule of Deposits appearing in the Company's Annual Convention Statement for December 31, 1995.

                  4.32. Vote Required. The affirmative vote of the holders of record of a majority of the outstanding shares of Company Common Stock with respect to the adoption of this Agreement is the only vote of the holders of any class or series of the capital stock of the Company required to adopt this Agreement and approve the Merger and the other transactions contemplated hereby.

                  4.33. Chapter 35 of the TBCA. The provisions of Sections 48-35-101 et seq. of the TBCA will not apply to this Agreement, the Merger or the other transactions contemplated hereby.

                  4.34. Fairness Opinion. The Company has received the oral opinion of R-H to the effect that the consideration to be received by the holders of Company Common Stock pursuant to the Merger is fair from a financial point of view to such holders.

                  4.35. Disclosure. The representations and warranties of the Company in this Merger Agreement, modified by the Company Disclosure Schedule, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein not misleading.

                                    ARTICLE 5

                        REPRESENTATIONS AND WARRANTIES OF
                        THE PURCHASER AND THE MERGER SUB

                  Except as otherwise set forth in the Purchaser Disclosure Schedule, the Purchaser and the Merger Sub hereby represent and warrant to the Company as follows:

                  5.1. Organization of the Purchaser and the Merger Sub. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, the Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee and each of the Purchaser and the Merger Sub has full corporate power and authority to conduct its business as and to the extent it is presently being conducted and as and to the extent proposed by the Purchaser to be conducted and to own, lease and operate its properties and assets. The Purchaser is duly qualified, licensed or admitted to do business as a foreign corporation and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification, licensing or admission necessary and where the failure to be so qualified, licensed or admitted has or could reasonably be expected (so far as can be foreseen at the time) to have a Purchaser Material Adverse Effect. Except for the Purchaser's Subsidiaries, the Purchaser does not directly or indirectly own any material equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any material equity or similar interest in, any corporation, partnership, joint venture or other business association or entity other than portfolio securities acquired by the Purchaser in the ordinary course of business.

                  5.2. Authorization. Each of the Purchaser and the Merger Sub has all necessary corporate power and authority to enter into this Agreement and has taken all corporate action necessary to consummate the transactions contemplated hereby and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by the Purchaser and the Merger Sub and the consummation by the Purchaser and the Merger Sub of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of the Purchaser and the Board of Directors and shareholder of the Merger Sub. No other corporate proceedings on the part of the Purchaser or its stockholders are necessary to authorize the execution, delivery and performance of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Purchaser and the Merger Sub and constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser and the Merger Sub in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  5.3. Capital Stock.

                  (a) As of the date hereof, the authorized capital stock of the Purchaser consists solely of 200,000,000 Purchaser Common Shares, 20,000,000 Serial Preferred Shares, without par value, and 5,000,000 Voting Preference Shares, without par value. All of the issued and outstanding Purchaser Common Shares are, and all shares reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable.

                  (b) Except as disclosed in the Purchaser SEC Reports filed prior to the date hereof, all of the outstanding shares of capital stock of each Significant Subsidiary of the Purchaser are duly authorized, validly issued, fully paid and nonassessable and are owned, beneficially and of record, by the Purchaser or a Subsidiary of the Purchaser, free and clear of any Liens.

                  (c) There are no outstanding contractual obligations of the Purchaser or any Significant Subsidiary of the Purchaser to repurchase, redeem or otherwise acquire any material number of shares of Purchaser Common Shares or any capital stock of any Significant Subsidiary of the Purchaser or to provide a material amount of funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Significant Subsidiary of the Purchaser or any other Person.

                  5.4. Government Approvals; Compliance with Laws and Orders.

                  (a) To the best of the Purchaser's knowledge, the Purchaser and each of its Significant Subsidiaries has obtained from the appropriate Governmental Bodies or self-regulatory organizations which are charged with regulating or supervising any business conducted by the Purchaser or any Significant Subsidiary of the Purchaser all permits, variances, exemptions, orders, approvals and licenses necessary for the conduct of its business and operations as and to the extent currently conducted (the "Purchaser Permits"), which Purchaser Permits are valid and remain in full force and effect, except where the failure to have obtained such Purchaser Permits or the failure of such Purchaser Permits to be valid and in full force and effect, individually or in the aggregate, does not have and could not reasonably be expected (so far as can be foreseen at the time) to have a Purchaser Material Adverse Effect. The Purchaser and its Significant Subsidiaries are in compliance with the terms of the Purchaser Permits, except failures so to comply which, individually or in the aggregate, do not have and could not reasonably be expected (so far as can be foreseen at the time) to have a Purchaser Material Adverse Effect.

                  (b) Neither the Purchaser nor any of its Significant Subsidiaries has received notice of any Order or any complaint, proceeding or investigation of any Governmental Body or self-regulatory organization which is charged with regulating or supervising any business conducted by the Purchaser or any Significant Subsidiary of the Purchaser pending or, to the knowledge of the Purchaser, threatened, which affects or could reasonably be expected (so far as can be foreseen at the time) to affect the validity of any such Purchaser Permit or impair the renewal thereof, except where the invalidity of any such Purchaser Permit or the nonrenewal thereof does not have and could not reasonably be expected (so far as can be foreseen at the time) to have a Purchaser Material Adverse Effect. As of the date hereof, neither the Purchaser nor any of its Significant Subsidiaries is a party or subject to any agreement, consent decree or Order, or other understanding or arrangement with, or any directive of, any Governmental Body or self-regulatory organization which is charged with regulating or supervising any business conducted by the Purchaser or any Significant Subsidiary of the Purchaser which imposes any material restrictions on or otherwise affects in any material way the conduct of the insurance business of the Purchaser or any of its Significant Subsidiaries.

                  (c) To the best of the Purchaser's knowledge, the Purchaser and its Significant Subsidiaries are not and have not been in violation of or default under any Laws or Order of any Governmental Body or self-regulatory organization which is charged with regulating or supervising any business conducted by the Purchaser or any Significant Subsidiary of the Purchaser, except for violations which, individually or in the aggregate, have not had and could not reasonably be expected (so far as can be foreseen at the time) to have a Purchaser Material Adverse Effect.

                  5.5. Compliance with Contracts and Commitments.

                  (a) Each material Contract to which the Purchaser is a party is in full force and effect and (i) to the best of the Purchaser's knowledge, none of the Purchaser or any of its Significant Subsidiaries or any other party thereto has breached or is in default thereunder, (ii) to the best of the Purchaser's knowledge, no event has occurred which, with the passage of time or the giving of notice or both would constitute such a breach or default, (iii) no claim of material default thereunder has, to the knowledge of the Purchaser, been asserted or threatened, and (iv) none of the Purchaser or any of its Significant Subsidiaries or, to the knowledge of the Purchaser, any other party thereto is seeking the renegotiation thereof or substitute performance thereunder, except where such breach or default, or attempted renegotiation or substitute performance, individually or in the aggregate, does not have and could not reasonably be expected (so far as can be foreseen at the time) to have a Purchaser Material Adverse Effect.

                  (b) Neither the Purchaser nor any Significant Subsidiary of the Purchaser is in violation of any term of (i) its charter, bylaws or other organizational documents, (ii) any agreement or instrument related to indebtedness for borrowed money or any other Contract to which it is a party or by which it is bound, (iii) any applicable law, ordinance, rule or regulation of any Governmental Body, or (iv) any applicable Order of any Governmental Body, or self-regulatory organization which is charged with regulating or supervising any business conducted by the Purchaser or any Significant Subsidiary of the Purchaser, the consequences of which violation, whether individually or in the aggregate, have or could reasonably be expected (so far as can be foreseen at the time) to have a Purchaser Material Adverse Effect.

                  5.6. Non-Contravention; Approvals and Consents.

                  (a) The execution and delivery of this Agreement by the Purchaser do not, and the performance by the Purchaser of its obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets or properties of the Purchaser or any of its Significant Subsidiaries under any of the terms, conditions or provisions of (i) the Articles of Incorporation or Code of Regulations (or other comparable charter document) of the Purchaser or any of its Significant Subsidiaries, or
(ii) subject to the taking of the actions described in paragraph (b) of this Section, (x) Laws or Orders, of any Governmental Body or self-regulatory organization which is charged with regulating or supervising any business conducted by the Purchaser or any Significant Subsidiary of the Purchaser, applicable to the Purchaser or any of its Significant Subsidiaries or any of their respective assets or properties, or (y) any Contract to which the Purchaser or any of its Significant Subsidiaries is a party or by which the Purchaser or any of its Significant Subsidiaries or any of their respective assets or properties is bound, excluding from the foregoing clauses (x) and (y) conflicts, violations, breaches, defaults, terminations, modifications, accelerations and creations and impositions of Liens which, individually or in the aggregate, could not reasonably be expected to have a Purchaser Material Adverse Effect.

                  (b) Except for (i) the filing of a premerger notification report by the Purchaser under the HSR Act, (ii) the filing of the Certificate of Merger and other appropriate merger documents required by the TBCA with the Secretary of State of the State of Tennessee and appropriate documents with the relevant authorities of other states in which the Constituent Corporations are qualified to do business, and (iii) the making of any required filings with the Ohio Department of Insurance, the Tennessee State Department of Commerce and Insurance, and any other insurance regulatory authority which is charged with regulating or supervising any business conducted by the Company or any subsidiary of the Company, no consent, approval or action of, filing with or notice to any Governmental Body or other public or private third party is necessary or required under any of the terms, conditions or provisions of any Law or Order of any Governmental Body or self-regulatory organization which is charged with regulating or supervising any business conducted by the Purchaser or any Significant Subsidiary of the Purchaser, or any Contract to which the Purchaser or any of its Significant Subsidiaries is a party or by which the Purchaser or any of its Significant Subsidiaries or any of their respective assets or properties is bound for the execution and delivery of this Agreement by the Purchaser, the performance by the Purchaser of its obligations hereunder or the consummation of the transactions contemplated hereby, other than such consents, approvals, actions, filings and notices which the failure to make or obtain, as the case may be, individually or in the aggregate, could not reasonably be expected to have a Purchaser Material Adverse Effect.

                  5.7. Litigation. There are no actions, suits, arbitrations, investigations or proceedings (adjudicatory, rulemaking or otherwise) pending or, to the knowledge of the Purchaser, threatened against the Purchaser or any of its Significant Subsidiaries (or any Purchaser Employee Plan or Purchaser Benefit Arrangement), or any property of the Purchaser or any such Significant Subsidiary (including Proprietary Rights), in any court or before any arbitrator of any kind or before or by any Governmental Body, except actions, suits, arbitrations, investigations or proceedings which, individually or in the aggregate, have not had and if adversely determined or resolved could not reasonably be expected (so far as can be foreseen at the time) to have a Purchaser Material Adverse Effect.

                  5.8. No Brokers. Neither the Purchaser nor any Subsidiary or affiliate of the Purchaser has entered into or will enter into any Contract or understanding, whether oral or written, with any Person which will result in the obligation of the Purchaser to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

                  5.9. Proxy Statement. Neither the information supplied or to be supplied by or on behalf of the Purchaser for inclusion, nor the information incorporated by reference from documents filed by the Purchaser with the SEC, in the Proxy Statement in connection with the Merger or any other transaction contemplated hereby will, on the date of its filing or on the date first mailed to shareholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                  5.10. Reports and Financial Statements. The Purchaser has filed with the SEC all Purchaser SEC Reports and has made available to the Company true and complete copies of all the Purchaser SEC Reports. As of their respective dates, the Purchaser SEC Reports (i) complied as to form in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, the notes, if any, thereto) included in the Purchaser SEC Reports (the "Purchaser Financial Statements") complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, and fairly present (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments which are not expected, individually or in the aggregate, to be material or to result in a Purchaser Material Adverse Effect) the consolidated financial position of the Purchaser and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended, in each case, in accordance with generally accepted accounting principles consistently applied. Each Significant Subsidiary of the Purchaser is treated as a consolidated subsidiary of the Purchaser in the Purchaser Financial Statements for all periods covered thereby.

                                    ARTICLE 6

               ADDITIONAL COVENANTS AND AGREEMENTS OF THE PARTIES

                  6.1. Conduct of the Business of the Company. Except as expressly contemplated by this Agreement or as set forth in the Company Disclosure Schedule, during the period from the date of this Agreement to the Effective Time: (i) the Company will, and will cause each of its Subsidiaries to, conduct its business only in, and the Company will not take, and will cause each of its Subsidiaries not to take, any action except in, the ordinary course consistent with past practice, (ii) the Company will not, and the Company will cause each of its Subsidiaries not to, enter into any material transaction other than in the ordinary course of business consistent with past practice, and (iii) to the extent consistent with the foregoing, with no less diligence and effort than would be applied in the absence of this Agreement, the Company will, and will cause each of its Subsidiaries to, preserve intact its current business organizations and reputation, keep available the service of its current officers and employees, preserve its relationships with customers, suppliers and others having business dealings with it with the objective that their goodwill and ongoing businesses shall be unimpaired at the Effective Time and comply in all material respects with all Laws and Orders of all Governmental Bodies or regulatory authorities applicable to it. Without limiting the generality of the foregoing and except as otherwise expressly permitted in this Agreement, prior to the Effective Time, the Company will not and will not permit any of its Subsidiaries to, without the prior written consent of the Purchaser (except to the extent set forth in the Company Disclosure Schedule):

                  (a) except for (i) 490,000 shares of Company Common Stock reserved for issuance upon exercise of Company Options outstanding as of the date hereof or issuable pursuant to additional Company Options which may be granted after the date hereof but prior to the Effective Time, and (ii) 93,324 shares of Company Common Stock reserved for issuance pursuant to warrants, issue, deliver, sell, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, delivery, sale, disposition or pledge or other encumbrance of (A) any additional shares of its capital stock of any class (including the Shares), or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any shares of its capital stock, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of its capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of its capital stock, or (B) any other securities in respect of, in lieu of, or in substitution for, Shares outstanding on the date hereof;

                  (b) except as contemplated in subsection (a) above, directly or indirectly redeem, repurchase or otherwise acquire, or propose to redeem, repurchase or otherwise acquire, any of its outstanding securities (including the Shares) or any Option with respect thereto;

                  (c) split, combine, subdivide, reclassify or take similar action with respect to any shares of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or declare, set aside for payment or pay any dividend, or make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to shareholders in their capacity as such, other than in a manner consistent with prior business practices;

                  (d) (i) increase in any manner the compensation or fringe benefits of any of its directors, officers or employees, except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company and its Subsidiaries taken as a whole, (ii) pay or agree to pay any pension, retirement allowance or other employee benefit not required or contemplated by any of the existing benefit, severance, pension or employment plans, agreements or arrangements as in effect on the date hereof to any such director, officer or employees, whether past or present that, in the aggregate, result in a material increase in benefits or compensation expense to the Company and its Subsidiaries taken as a whole, (iii) enter into any new or amend any existing employment agreement with any such director, officer or employee, except for employment agreements with new employees entered into in the ordinary course of business consistent with past practice, that, in the aggregate, do not and will not result in a material increase in benefits or compensation expense to the Company and its Subsidiaries taken as a whole, or except as may be approved in writing by the Purchaser, (iv) enter into any new or amend any existing severance agreement with any such director, officer or employee, except as permitted in the Company Disclosure Schedule and except for severance agreements in the ordinary course of business consistent with past practice, that in the aggregate do not and will not result in a material increase in the benefits or compensation expense to the Company and its Subsidiaries taken as a whole, or (v) except as may be required to comply with applicable law, become obligated under any new pension plan or arrangement, welfare plan or arrangement, multiemployer plan or arrangement, employee benefit plan or arrangement, severance plan or arrangement, benefit plan or arrangement, or similar plan or arrangement, which was not in existence on the date hereof, or amend any such plan or arrangement in existence on the date hereof if such amendment would have the effect of enhancing or accelerating any benefits thereunder, except for plans, arrangements or amendments in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in the benefits or compensation expense to the Company and its Subsidiaries taken as whole;

                  (e) enter into any contract or amend or modify any existing contract, or engage in any new transaction outside the ordinary course of business consistent with past practice or not on an arm's-length basis, with any Affiliate of the Company or any of its Subsidiaries;

                  (f) adopt a plan of complete or partial liquidation, or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than the Merger, and other than such of the foregoing with respect to any Subsidiary of the Company as do not change the beneficial ownership interest of the Company in such Subsidiary);

                  (g) make any acquisition, by means of merger, consolidation, purchase of a substantial equity interest in or a substantial portion of the assets of, or otherwise, of (i) any business or corporation, partnership, association or other business organization or division thereof or (ii) except in the ordinary course and consistent with past practice, any other assets;

                  (h) adopt or propose any amendments to its Certificate of Incorporation or Code of Regulations except as contemplated by this Agreement, or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any Subsidiary not constituting an inactive Subsidiary of the Company;

                  (i) other than borrowings under existing credit facilities or other borrowings in the ordinary course (but in all cases only in the aggregate at any time outstanding up to $1,000,000 of additional borrowings after the date hereof), (i) incur any indebtedness for borrowed money or guarantee any such indebtedness other than in the ordinary course of business consistent with past practices or, except in the ordinary course consistent with past practice, (ii) make any loans, advances or capital contributions to, or investments in, any other Person (other than to the Company or any Wholly Owned Subsidiary of the Company), or (iii) voluntarily purchase, cancel, prepay or otherwise provide for a complete or partial discharge in advance of a scheduled repayment date with respect to, or waive any right under, any indebtedness for borrowed money other than in the ordinary course of business consistent with past practice;

                  (j) make any change in the lines of business in which it participates or is engaged;

                  (k) enter into any agreement providing for acceleration of payment or performance or other consequence as a result of a change of control of the Company or its Subsidiaries;

                  (l) enter into any contract, arrangement or understanding requiring the purchase of equipment, materials, supplies or services over a period greater than 12 months and for the expenditure of greater than $500,000 per year which is not cancelable without penalty on 30 days' or less notice; or

                  (m) except to the extent required by applicable law, (i) permit any material change in (A) pricing, marketing, purchasing, investment, accounting, financial reporting, inventory, credit, allowance or tax practice or policy or (B) any method of calculating any bad debt, contingency or other reserve for accounting, financial reporting or tax purposes or (ii) make any material tax election or settle or compromise any material income tax liability with any Governmental Body or regulatory authority;

                  (n) other than dispositions of assets which are not, individually or in the aggregate, material to the Company and its Subsidiaries taken as a whole, sell, lease, grant any security interest in or otherwise dispose of or encumber any of its assets or properties;

                  (o) take any action that would cause any representations set forth in Article 4 not to be true in all material respects from and after the date hereof until the Effective Time;

                  (p) fail to maintain in full force the insurance policies in effect on the date hereof or change any self-insurance program in effect in any material respect;

                  (q) in the event that a claim is made for damage, which damage would have a Company Material Adverse Effect during the period prior to the Closing Date which is covered by such insurance, fail to promptly notify the Purchaser of the pendency of such a claim;

                  (r) do any act or omit to do any act, or permit any act or omission to act, which will cause a breach of any Contract or commitment of the Company or any of its Subsidiaries, except to the extent that such breach would not have a Company Material Adverse Effect;

                  (s) fail to duly comply with all Laws and Orders applicable to it and its properties, operations, business and employees except to the extent that such noncompliance would not have a Company Material Adverse Effect; or

                  (t) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any Contract to do any of the foregoing.

         6.2.     No Solicitation; Transaction Moratorium

                  (a) The Company shall not, and shall not permit any of its Subsidiaries to, nor shall it authorize or permit any officer, director, employee, investment banker, financial advisor, attorney, accountant or other agent or representative (each, a "Representative") retained by or acting for or on behalf of it or any of its Subsidiaries to, directly or indirectly, initiate, solicit, encourage, participate in any negotiations regarding, furnish any confidential information in connection with, endorse or otherwise cooperate with, assist, participate in or facilitate the making of any proposal or offer for, or which may reasonably be expected to lead to, an Acquisition Transaction (defined below) by any Person or group (a "Potential Acquiror"); provided, however, that (i) the Company may furnish or cause to be furnished information concerning the Company and its businesses, properties or assets to a Potential Acquiror (provided that such information is supplied on terms, including confidentiality terms, substantially similar to those set forth in the Confidentiality Letter between the Purchaser and the Company), (ii) the Company may engage in discussions or negotiations with a Potential Acquiror, (iii) following receipt of a proposal or offer for an Acquisition Transaction, the Company may take and disclose to its shareholders a position contemplated by Rules 14d-9 and 14e-2(a) under the Exchange Act or otherwise make disclosure to the Company's shareholders, and (iv) following receipt of a proposal or offer for an Acquisition Transaction, the Board of Directors may withdraw or modify its recommendation to the Company's shareholders contemplated by Section 6.3 and thereby elect to terminate this Agreement pursuant to Section 8.1(h), but in each case referred to in the foregoing clauses (i) through (iv) only if and to the extent that the Board of Directors of the Company shall conclude in good faith on the basis of written advice from independent outside counsel and after consultation with its financial advisors that such action is necessary in order for such Board of Directors to act in a manner consistent with its fiduciary obligations under applicable law. The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Transaction. As used in this Agreement, "Acquisition Transaction" means any merger, consolidation or other business combination involving the Company or any of its Significant Subsidiaries or any acquisition in any manner of all or a substantial portion of the equity of, or all or a substantial portion of the assets of, the Company or any of its Significant Subsidiaries, whether for cash, securities or any other consideration or combination thereof other than pursuant to the transactions contemplated by this Agreement.

                  (b) If at any time the Company or any Representative of the Company provides a Significant Response (as defined below) to any inquiry or solicitation by a Potential Acquiror, the Company shall immediately deliver to the Purchaser a written notice advising Purchaser of the fact that such Significant Response has been given. As a consequence of the delivery of such notice, all duties and obligations of the Purchaser hereunder shall be suspended during the Transaction Moratorium Period. "Transaction Moratorium Period" means a period beginning on the date of such notice and ending on the date of Purchaser's receipt of a written notice signed by the President of the Company certifying that all discussions and contacts between the Company and its Representatives, on one hand, and the Potential Acquiror to whom the Company had provided a Significant Response and any Representatives or Affiliates thereof, on the other, have ended and are not expected to resume. In the event that a Transaction Moratorium Period continues for a period in excess of 30 days, the Purchaser may, at any time prior to its receipt of a notice terminating such Transaction Moratorium Period, terminate this Agreement pursuant to Section 8.1(h). If the Company delivers a notice of Significant Response, the Final Termination Date and each of the dates set forth herein as relating to or affecting a date by which the Purchaser is required to perform duties and obligations hereunder shall in each case be extended on a day-for-day basis for each day in any Transaction Moratorium Period. "Significant Response" means any action by the Company or any of its Representatives in response to an inquiry, solicitation or request for documents or other information received by the Company from a Potential Acquiror other than participation by the Company in a preliminary discussion or discussions with such Potential Acquiror or any Representative thereof and shall include, without limitation, (i) any action by the Company or any of its Representatives to provide a Potential Acquiror information regarding the Company other than publicly available information,
(ii) any execution by the Company and a Potential Acquiror of a confidentiality agreement relating to information about the Company, and (iii) any participation by the Company or any of its Representatives in substantive discussions regarding the terms and conditions of an Acquisition Transaction or regarding a term sheet or similar document relating to an Acquisition Transaction.

                  6.3. Meeting of Company Shareholders.

                  Subject to the provisions of Section 6.2, (i) the Company will take all action necessary in accordance with applicable law and its Certificate of Incorporation and Bylaws to convene a meeting of its shareholders (the "Company Shareholders' Meeting") as promptly as practicable to consider and vote upon the approval of the Merger and the other transactions contemplated hereby (the "Company's Shareholders' Approval") and (ii) the Board of Directors of the Company shall recommend and declare advisable such approval and shall not modify or revoke such recommendation and declaration and the Company shall take all lawful action to solicit, and use all reasonable efforts to obtain, such approval. The Purchaser agrees to cooperate in all reasonable respects with the Company in the Company's efforts to obtain the Company Shareholders' Approval.

                  6.4 Proxy Statement. The Company and the Purchaser will, as promptly as practicable, cooperate to prepare and file with the SEC a proxy statement in connection with the Merger and the vote of the Company's shareholders with respect to the transactions contemplated by this Agreement (such proxy statement, together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to the Company's shareholders, is herein called the "Proxy Statement"). The Company and the Purchaser will use all reasonable efforts to have, or cause the Proxy Statement to become definitive as promptly as practicable following the clearance of the Proxy Statement by the SEC. The Company and the Purchaser also will take any other related action required to be taken under federal or state securities laws, and the Company will use all reasonable efforts to cause the Proxy Statement to be mailed to shareholders of the Company at the earliest practicable date.


                  6.5. Reasonable Efforts. The Company and the Purchaser shall, and shall use all reasonable efforts to, cause their respective Subsidiaries to:
(i) promptly make all filings and seek to obtain all Authorizations required under all applicable laws with respect to the Merger and the other transactions contemplated hereby and will cooperate with each other with respect thereto;
(ii) use all reasonable efforts to promptly take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate to satisfy the conditions set forth in Article 7 and to consummate and make effective the transactions contemplated by this Agreement on the terms and conditions set forth herein as soon as practicable (including seeking to remove promptly any injunction or other legal barrier that may prevent such consummation); and (iii) not take any action (including, without limitation, effecting or agreeing to effect or announcing an intention or proposal to effect, any acquisition, business combination or other transaction) which might reasonably be expected to impair the ability of the parties to consummate the Merger at the earliest possible time (regardless of whether such action would otherwise be permitted or not prohibited hereunder).

                  6.6. Access to Information. Subject to currently existing contractual and legal restrictions applicable to the Company (which the Company represents and warrants are not material) and upon reasonable notice, the Company shall (and shall cause each of its Subsidiaries to) afford to officers, employees, counsel, accountants and other authorized representatives of the Purchaser (the "Purchaser Representatives") access, during normal business hours throughout the period prior to the Effective Time, to its properties, books and records (including without limitation, the work papers of independent accountants) and, during such period, shall (and shall cause each of its Subsidiaries to) furnish promptly to such Purchaser Representatives all information concerning its business, properties and personnel as may reasonably be requested, provided that no investigation pursuant to this Section 6.6 shall affect or be deemed to modify any of the representations or warranties made by the Company. The Purchaser agrees that it will not, and will cause its Purchaser Representatives not to, use any information obtained pursuant to this Section
6.6 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of law, the Purchaser will keep confidential, and will cause its the Purchaser Representatives to keep confidential, all information and documents obtained pursuant to this Section 6.6 except as otherwise consented to by the Company; provided, however, that the Purchaser shall not be precluded from making any disclosure which it deems required by law in connection with the transactions contemplated by this Agreement. If the Purchaser is required to disclose any information or documents pursuant to the immediately preceding sentence, the Purchaser shall promptly give written notice of such disclosure that is proposed to be made to the Company so that the parties can work together to limit the disclosure to the greatest extent possible and, in the event that the Purchaser is legally compelled to disclose any information, to seek a protective order or other appropriate remedy or both. Upon any termination of this Agreement, the Purchaser will collect and deliver to the other party all documents obtained pursuant to this Section 6.6 or otherwise for the Purchaser or the Purchaser Representatives by it or any of the Purchaser Representatives then in their possession and any copies thereof. All requests for access to the Company and its Subsidiaries pursuant to this Section 6.6 shall be made through the Purchaser Representatives named in the Purchaser Disclosure Schedule.

                  6.7. Supplements or Amendments.

                  (a) If at any time prior to the Company Shareholders' Meeting any event with respect to the Company or any of its Subsidiaries or any of their respective officers and directors should occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement, the Company shall notify the Purchaser thereof by reference to this Section 6.7(a) and such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the shareholders of the Company and such amendment or supplement shall comply with all provisions of applicable law. If at any time prior to the Effective Time, the Company or any of its Subsidiaries or any of their respective officers or directors become aware of any fact or condition which would cause any material statement in the Proxy Statement to have been untrue or would cause the Proxy Statement to omit to state a material fact required to have been stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company shall promptly notify the Purchaser in writing of such fact or condition.

                  (b) If it any time prior to the Company Shareholders' Meeting any event with respect to the Purchaser, any of its Subsidiaries or their respective officers or directors should occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement, the Purchaser shall notify the Company thereof by reference to this Section 6.7(b) and such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of the Company and such amendment or supplement shall comply with all provisions of applicable law. If at any time prior to the Effective Time, the Purchaser or any of its Subsidiaries or any of their respective officers or directors becomes aware of any fact or condition which would cause any material statement in the Proxy Statement to have been untrue or would cause the Proxy Statement to omit to state a material fact required to have been stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, the Purchaser shall promptly notify the Company in writing of such fact or condition.

                  6.8. Directors' and Officers' Indemnification and Insurance.

                  (a) From and after the Effective Time, the Surviving Corporation (the "Indemnifying Party") shall, as to any claim or claims made or asserted (even if not resolved) prior to the third anniversary of the Effective Time, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time a director, officer, employee or agent of the Company or any of its Subsidiaries (each, an "Indemnified Party") against (i) all losses, claims, damages, costs and expenses (including attorneys' fees), liabilities, judgments and settlement amounts that are paid or incurred in connection with any claim, action, suit, proceeding, or investigation (whether civil, criminal, administrative or investigative and whether asserted or claimed prior to, at or after the Effective Time) that is based in whole or in part on, or arises in whole or in part out of, the fact that such Indemnified Party is or was a director, officer, employee or agent of the Company or any of its Subsidiaries or in the case of a present or former director, officer or employee of the Company or a Subsidiary, a fiduciary of any employee benefit plan or arrangement of the Company or any of its Subsidiaries and, in either case relates to or arises out of any action or omission occurring at or prior to the Effective Time ("Indemnified Liabilities"), and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the full extent a corporation is permitted under applicable law to indemnify its own directors, officers, employees or agents, as the case may be; provided that no Indemnifying Party shall be liable for any settlement of any claim effected without its written consent, which consent shall not be unreasonably withheld. Without limiting the foregoing in the event that any such claim, action, suit, proceeding or investigation is brought against any Indemnified Party (whether arising prior to or after the Effective Time), (w) the Indemnifying Party will pay expenses in advance of the final disposition of any such claim, action, suit, proceeding or investigation to each Indemnified

Party to the full extent permitted by applicable law provided that the person to whom expenses are advanced provides an undertaking to repay such advance if it is ultimately determined that such person is not entitled to indemnification;
(x) the Indemnified Parties shall retain counsel reasonably satisfactory to the Indemnifying Parties; (y) the Indemnifying Parties shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties (subject to the final sentence of this paragraph) promptly as statements therefor are received; and
(z) the Indemnifying Parties shall use all commercially reasonable efforts to assist in the vigorous defense of any such matter. Any Indemnified Party wishing to claim indemnification under this Section, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Indemnifying Party, but the failure so to notify an Indemnifying Party shall not relieve it from any liability which it may have under this paragraph except to the extent such failure irreparably prejudices such party. The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

                  (b) The Surviving Corporation shall, until the third anniversary of the Effective Time, cause to be maintained in effect, to the extent available, the policies of directors' and officers' liability insurance maintained by the Company and its Subsidiaries as of the date hereof (or policies of at least the same coverage and amounts containing terms that are no less advantageous to the insured parties) with respect to claims arising from facts or events that occurred on or prior to the Effective Time; and in no event shall the coverage for the transactions contemplated hereby, be excluded: provided that in no event shall the Surviving Corporation be obligated to expend in order to maintain or procure insurance coverage pursuant to this paragraph any amount per annum in excess of the aggregate premiums paid by the Company and its Subsidiaries as of the date hereof for such purpose, but in such case shall purchase as much coverage as possible for such maximum annual amount; and provided, further, that in the event any claim or claims are asserted or made within such three-year period, the obligations of the Surviving Corporation to maintain in effect insurance shall continue until the disposition of any and all claims.

                  (c) In the event that any action, suit, proceeding or investigation relating to this Agreement or to the transactions contemplated by this Agreement is commenced, whether before or after the Closing, the parties hereto agree to cooperate and use their respective reasonable efforts to vigorously defend against and respond thereto.

                  (d) This Section 6.8 shall survive the Effective Time and is intended to benefit the Indemnified Parties and their successors and assigns and shall be binding on all successors and assigns of the Purchaser, the Company and the Surviving Corporation.

                  (e) The Surviving Corporation shall honor, to the fullest extent permitted by applicable law, all indemnification agreements existing as of the date hereof between the Company and any of the Indemnified Parties.

                  6.9. Consents. Between the date hereof and the Closing Date, the Company and the Purchaser shall use their respective best efforts, without payment of any consideration to the persons or entities from whom or which consents or agreements are required, to obtain at the earliest practicable date, and prior to the Closing Date, all consents and agreements of third parties necessary for the performance by the Company and the Purchaser of their respective obligations under this Agreement or any agreement referred to herein or contemplated hereby or to the consummation of the transactions contemplated hereby or thereby except for those consents and agreements which, if not obtained, would not have a Company Material Adverse Effect or a Purchaser Material Adverse Effect. No consideration, whether such consideration shall consist of the payment of money or shall take any other form, for any such consent or agreement necessary to the consummation of the transactions contemplated hereby shall be given or promised by either of the Company or the Purchaser or any of their respective Subsidiaries without the prior written approval of the other party.

                  6.10. Filings and Authorizations. The Company and the Purchaser shall, as promptly as practicable following the execution and delivery of this Agreement, file or supply, or cause to be filed or supplied, all notifications, reports and other information required to be filed or supplied pursuant to the HSR Act and applicable state insurance laws in connection with the transactions contemplated by this Agreement. In addition to and not in limitation of the foregoing, each of the parties will (w) take promptly all actions necessary to make the filings required of the Purchaser and the Company or their affiliates under the HSR Act, (x) comply at the earliest practicable date with any request for additional information received by such party or its affiliates from the Federal Trade Commission (the "FTC") or the Antitrust Division of the Department of Justice (the "Antitrust Division") pursuant to the HSR Act, (y) cooperate with the other party in connection with such party's filings under the HSR Act and in connection with resolving any investigation or other inquiry concerning the Merger or the other matters contemplated by this Agreement commenced by either the FTC or the Antitrust Division or state attorneys general and (z) request early termination of the waiting period under the HSR Act. Each of the Company and the Purchaser will proceed diligently and in good faith and will use all commercially reasonable efforts to do, or cause to be done, all things necessary, proper or advisable to, as promptly as practicable, (i) make, or cause to be made, all such other filings and submissions as may be required to consummate the Merger and the other transactions contemplated hereby in accordance with the terms of this Agreement,
(ii) obtain, or cause to be obtained, all authorizations, approvals, consents and waivers from all persons and governmental authorities necessary to be obtained in order to consummate such transfer and such transactions, and (iii) take, or cause to be taken, all other actions necessary, proper or advisable in order to fulfill their respective obligations hereunder.

                  6.11. Further Assurances; Notice of Breach; Cure. At any time and from time to time after the Closing, the parties agree to use their best efforts to cooperate with each other, to execute and deliver such other documents, instruments of transfer or assignment (which documents and instruments must be in form reasonably satisfactory to each party executing the same), files, books and records and do all such further acts and things as may reasonably be required to carry out the transactions contemplated hereunder. Each party shall promptly notify the other party in writing of any information delivered to or obtained by such party which would prevent the satisfaction of any condition set forth in Article 7 or consummation of the transactions contemplated by this Agreement, or would indicate a breach of the representations or warranties of any of the parties to this Agreement. After giving or receiving notice that any representation, warranty or covenant set forth herein has been breached or that any condition set forth in Article 7 cannot be satisfied, the affected party shall have 15 days to cure same or to demonstrate to the other party's reasonable satisfaction that such breach or condition both is curable and will be cured prior to the estimated Effective Time. If such party fails to cure or demonstrate such ability to cure such breach or satisfy such condition, the other party shall have the right to waive the breach or failure of condition unless the nature of such breach or failure of condition renders closing under this Agreement impossible. If such breach or failure of condition is not waived, this Agreement may be terminated in accordance with Section 8.1.

                  6.12. Continuation of Compensation and Employee Benefit Plans. The Purchaser and the Company acknowledge and agree that the Purchaser shall have the sole and exclusive right to determine its future benefit and employment policies and that it is not intended that, and in no event shall, the provisions of this Section 6.12 create any right or interest of any person (including, without limitation, the Company or any employee of the Company or any ERISA Subsidiary). The Purchaser acknowledges that it intends to cause the Surviving Corporation to establish or continue to maintain as of the Closing Date, benefit plans and programs providing benefits for non-union employees of the Company or any ERISA Subsidiary that in the aggregate (as to the current and former employee groups, respectively) are at least approximately equivalent to the benefits being provided for such employees of the Company and an ERISA Subsidiary under the Company Employee Plans existing immediately before the Closing Date. Effective as of the Closing Date, Purchaser shall cause the Surviving Corporation to assume all duties, obligations and liabilities with respect to the compensation and benefits payable to or on account of current or former employees of the Company or any ERISA Subsidiary with respect to the relationship of such employee(s) with any such entities.

                  6.13. Cooperation on Litigation. The Purchaser and the Company agree to furnish or cause to be furnished to each other, upon reasonable request, as promptly as practicable, such information (including access to books and records) and assistance as is reasonably necessary for the preparation for or the prosecution or defense of any suit, action, litigation or arbitration or other proceeding or investigation against the Purchaser or the Company, respectively. The party requesting such information and assistance shall reimburse the other party for all reasonable out-of-pocket costs and expenses incurred by such party in providing such information and in rendering such assistance.

                  6.14 Employment Arrangements. The employment agreements effective January 1, 1995 between the Company and each of Joseph W. McLeary, Philip R. Zanone, Elena Barham and James E. Farmer shall be terminated as of the Closing and the Company shall on or prior to the Closing enter into separate agreements with each of those individuals.

                  6.15 NewSouth Capital Management Agreement. Notice to terminate the agreement by and between the Midland Risk Insurance Company ("Midland Risk") and NewSouth Capital Management, Inc. shall have been duly delivered on or before November 15, 1996, in accordance with the terms of such agreement and shall be effective ninety (90) days thereafter without the payment of any penalty or premium on the part of the Company or Midland Risk.

                                    ARTICLE 7

                              CONDITIONS TO CLOSING


                  7.1. Conditions to Obligations of the Parties. The respective obligations of each party to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions, unless waived in writing by the party being benefited thereby, to the extent permitted by applicable law:

                  (a) Company's Shareholders' Approval. The Company shall have obtained the Company's Shareholders' Approval from the requisite holders of Shares in accordance with applicable law and the Certificate of Incorporation and Bylaws of the Company.

                  (b) Government Consents. All (i) Authorizations specified in the Company Disclosure Schedule and the Purchaser Disclosure Schedule and (ii) other Authorizations required in connection with the execution and delivery of this Agreement and the performance of the obligations hereunder shall have been made or obtained in each case without limitation or restriction unacceptable to the Purchaser in its reasonable judgment, except, in the case of Authorizations referred to in clause (ii) above, where the failure to have obtained such Authorizations could not reasonably be expected (so far as can be foreseen at the time) to have a Purchaser Material Adverse Effect or a Company Material Adverse Effect, as the case may be.

                  (c) No Suits or Injunctions. There shall be no suit, action, inquiry, investigation or proceeding instituted (x) by any Governmental Body which seeks to prevent consummation of the Merger or (y) which is reasonably likely to result in material damages in connection with the transactions contemplated hereby which, in each case, continues to be outstanding.

                  7.2. Conditions to Obligations of the Purchaser. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following conditions, any or all of which may be waived in whole or part by the Purchaser to the extent permitted by applicable law:

                  (a) Representations and Warranties True. Each of the representations and warranties made by the Company in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date.

                  (b) Performance. The Company shall have performed or complied in all material respects with all agreements and conditions contained herein required to be performed or complied with by it prior to or at the time of the Closing.

                  (c) Compliance Certificate. The Company shall have delivered to the Purchaser a certificate, dated the Closing Date, signed by the President or any Vice President of the Company, certifying as to the fulfillment of the conditions set forth in Sections 7.2(a) and (b).

                  (d) Opinion of Counsel for the Company. The Purchaser shall have received from Baker, Donelson, Bearman & Caldwell, P.C. or other counsel for the Company satisfactory to the Purchaser an opinion, dated the Closing Date, in substantially the form set forth in Schedule 7.2 hereto.

                  (e) Third Party Consents. All required authorizations, consents or approvals of any third party (other than a Governmental
         Body), the failure to obtain which could have a Company Material Adverse Effect, shall have been obtained.

                  (f) Support Agreements. There shall not have been a breach of any obligation by any shareholder which has entered into a Support Agreement.

                  (g) Employment Agreements. Each of Elena Barham and James E. Farmer shall have terminated their existing employment agreement with the Company and shall have entered into new employment agreements with the Company to be effective upon Closing, such agreements to be in form and substance satisfactory to the respective parties, in the exercise of reasonable discretion.

                  (h) Termination of Employment Agreements. Joseph W. McLeary and Philip R. Zanone shall have entered into severance agreements with The Company terminating their employment agreements and providing for certain other matters, such agreements to be in form and substance satisfactory to the respective parties, in the exercise of reasonable discretion.

                  (i) Material Adverse Change. Since the date of this Agreement, there shall not have been any Company Material Adverse Effect or any material adverse effect on the ability of the Company to consummate the transactions contemplated hereby.

                  7.3. Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following conditions, any or all of which may be waived in whole or in part by the Company to the extent permitted by applicable law.

                  (a) Representations and Warranties True. Each of the representations and warranties made by the Purchaser in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date.

                  (b) Performance. The Purchaser shall have performed or complied in all material respects with all agreements and conditions contained herein required to be performed or complied with by it prior to or at the time of the Closing.

                  (c) Compliance Certificate. The Purchaser shall have delivered to the Company a certificate, dated the date of the Closing, signed by an officer of the Purchaser, certifying as to the fulfillment of the conditions specified in Sections 7.3(a) and (b).

                  (d) Opinion of Counsel for the Purchaser. The Company shall have received from Baker & Hostetler, Cleveland, Ohio, or other counsel for the Purchaser satisfactory to the Company an opinion, dated the Closing Date, in substantially the form set forth in Schedule 7.3 hereto.

                  (e) Proceedings. All corporate proceedings taken by the Purchaser in connection with the transactions contemplated hereby and all documents incident thereto shall reasonably be satisfactory in all respects to the Company and the Company's special counsel, and the Company and the Company's special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

                  (f) Third Party Consents. All required authorizations, consents or approvals of any third party (other than a Governmental
         Body), the failure to obtain which could have a Purchaser Material Adverse Effect, shall have been obtained.

                  (g) Fairness Opinion. The Company shall have received a written opinion of R-H, dated the date of the Proxy Statement, to the effect that the consideration to be received pursuant to the Merger by the holders of Shares is fair from a financial point of view to such holders.

                                    ARTICLE 8

                          TERMINATION AND ABANDONMENT;
                     BREAK-UP FEE AND EXPENSE REIMBURSEMENT

                  8.1. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval and adoption of this Agreement by the shareholders of the Company:

                  (a) by mutual consent of the Purchaser and the Company;

                  (b) by either the Purchaser or the Company if any permanent injunction or other order of a court or other competent Governmental Authority preventing the consummation of the Merger shall have become final and nonappealable;

                  (c) by either the Purchaser or the Company if the Merger shall not have been consummated before the Final Termination Date, unless extended by the Boards of Directors of both the Purchaser and the Company (provided that the right to terminate this Agreement under this Section 8.1(c) shall not be available to any party whose failure or whose Affiliate's failure to perform any material covenant or obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date);

                  (d) by the Purchaser if the Board of Directors of the Company shall withdraw, modify or change its recommendation of this Agreement or the Merger in a manner adverse to the Purchaser, or if the Board of Directors of the Company shall have refused to affirm its recommendation within two business days of any written request from the Purchaser which request was made upon a reasonable basis; provided, however, such an affirmation may not be requested during a Transaction Moratorium Period;

                  (e) by the Purchaser or the Company if at the meeting of Company Shareholder's Meeting (including any adjournment or postponement thereof) the requisite vote of the stockholders of the Company to approve the Merger and the transactions contemplated hereby shall not have been obtained;

                  (f) by the Purchaser if any party to a Support Agreement shall have breached such Support Agreement; provided that the Shareholders of the Company shall not have approved the Merger and the transactions contemplated hereby;

                  (g) by either the Purchaser or the Company in the event of a material breach by the other party of any representation, warranty, covenant or other agreement contained in this Agreement and such party fails to cure or demonstrate an ability to have such breach within the time period provided in Section 6.11; provided, however, that a party shall not have a right to terminate this Agreement under this

         Section 8.1(g) if such party is then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement; and

                  (h) by the Company or the Purchaser as set forth in Section 6.2; provided that a termination by the Company described in this paragraph (h) shall not be effective until the close of business on the second Business Day following the date on which the Purchaser receives written notice from the Company of the Company's intent to terminate pursuant to this paragraph (h) and unless and until the Company shall have paid the Purchaser all of the fees and expenses described in
         Section 8.2.

                  8.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement, except for the provisions of Sections 8.2 and 9.1, shall become void and have no effect, without any liability on the part of any party or its directors, officers or stockholders. Notwithstanding the foregoing, nothing in this Section 8.2 shall relieve any party to this Agreement of liability for a material breach of any provision of this Agreement; and provided, further, however, that if it shall be judicially determined that termination of this Agreement was caused by an intentional breach of this Agreement, then, in addition to other remedies at law or equity for breach of this Agreement, the party so found to have intentionally breached this Agreement shall indemnify and hold harmless the other parties for their respective costs, fees and expenses of their counsel, accountants, financial advisors and other experts and advisors as well as fees and expense incident to negotiation, preparation and execution of this agreement and related documentation and shareholders' meetings and consents ("Costs"). If this Agreement is terminated (i) by either party pursuant to Section 8.1(c) (other than if terminated by the Company if the Purchaser or its affiliates fails to perform any material covenant or obligation under this Agreement and such failure is the cause of or resulted in the failure of the Merger to occur on or before the Final Termination Date), (ii) pursuant to Section 8.1(d), (e) or (f),
(iii) by the Purchaser under 8.1(g), or (iv) by either party pursuant to Section 8.1(h), the Company will (x) in the case of a termination by the Purchaser, within three Business Days following any such termination or, in the case of a termination by the Company, prior to such termination, pay to the Purchaser in cash by wire transfer in immediately available funds to an account designated by the Purchaser in reimbursement for the Purchaser's expenses an amount in cash equal to the aggregate amount of the Purchaser's Costs incurred in connection with pursuing the transactions contemplated by this Agreement, including, without limitation, legal, accounting and investment banking fees, up to but not in excess of an amount equal to $1.0 million in the aggregate; and (y) the Company will pay to the Purchaser if, within twelve months from the date of a termination of this Agreement, an Acquisition Transaction is publicly announced, an Acquisition Transaction closes or an agreement to consummate an Acquisition Transaction is signed, a termination fee of $1,750,000 in cash by wire transfer in immediately available funds to an account designated by Purchaser promptly following the first to occur of any such an announcement, closing or signing. If this Agreement is terminated by the Company pursuant to Section 8.1 as a result of the failure of the Purchaser or its affiliates to perform any material covenant or obligation under the Agreement that is the cause of the Merger not being consummated prior to the Final Termination Date, the Purchaser will, within three Business Days following any such termination pay to the Company in cash by wire transfer in immediately available funds to an account designated by the Company in reimbursement for the Company's expenses an amount in cash equal to the aggregate amount of the Company's Costs incurred in connection with pursuing the transactions contemplated by this Agreement, including, without limitation, legal, accounting and investment banking fees, up to but not in excess of an amount equal to $1.0 million in the aggregate.


                                    ARTICLE 9

                                  MISCELLANEOUS

                  9.1. Expenses. Except as otherwise provided in Section 8.2, each party shall bear its own expenses, including the fees and expenses of any attorneys, accountants, investment bankers, brokers, finders or other intermediaries or other Persons engaged by it, incurred in connection with this Agreement and the transactions contemplated hereby.

                  9.2. Public Disclosure. Except as may be required to comply with the requirements of applicable law, to the extent practicable, be given to the other party hereto, and reasonable efforts to obtain such party approval shall be made, the parties hereto agree that no press release or similar public announcement or communication will be made or caused to be made concerning the execution or performance of this Agreement without the prior approval of the other party.

                  9.3. Governing Law; Consent to Jurisdiction. This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the laws of the State of Ohio (without regard to principles of conflicts of law) applicable to agreements made and to be entirely performed within such state. The Company and the Purchaser irrevocably agree that any legal action or proceeding arising out of or in connection with this Agreement, or the transactions contemplated hereby, shall be brought in the United States District Court for the Northern District of Ohio. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against any party if given personally or by registered or certified mail, return receipt requested, or by any other means of mail that requires a signed receipt, postage prepaid, mailed to such party as herein provided.

                  9.4. Notices. Any notices or other communications required under this Agreement shall be in writing, shall be deemed to have been given and received when delivered in person, or addressed

                  (a)      if to the Purchaser to:
                           The Progressive Corporation
                           6300 Wilson Mills Road
                           Mayfield Village, Ohio 44143
                           Attention:  Charles B. Chokel
                           Telephone:  (216) 464-8000
                           Fax:     (216) 446-7168

                           with a copy to:

                           Baker & Hostetler
                           3200 National City Center
                           Cleveland, Ohio 44114
                           Attention:    R. Steven Kestner
                           Telephone:    (216) 621-0200
                           Fax:     (216) 696-0740

                  (b)      if to the Company to:
                           Midland Financial Group, Inc.
                           825 Crossover Lane
                           Suite 112
                           Memphis, TN 38117-4936
                           Attention:    Joseph W. McLeary
                           Telephone:    (901) 680-9100
                           Fax:     (901) 638-6395

                           with a copy to:

                           Baker, Donelson, Bearman & Caldwell, P.C.
                           165 Madison Avenue
                           First Tennessee Building, 20th Floor
                           Memphis, TN 38103
                           Attention:    Charles T. Tuggle, Jr.
                           Telephone:    (901) 577-2267
                           Fax:     (901) 577-2303

or at such other place or places or to such other person or persons as shall be designated in writing by the parties to this Agreement in the manner herein provided.

                  9.5. Headings. Article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                  9.6. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

                  9.7. Assignment. This Agreement may not be assigned by a party hereto without the prior written consent of the other hereto. This Agreement shall be binding upon and inure to the benefit of successors and assigns of the parties hereto.

                  9.8. Severability. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to this Agreement to the fullest extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the fullest extent permitted.

                   9.9. Waivers and Amendments.

                           (a) This Agreement may be amended, superseded,
canceled, renewed or extended, and the terms hereof may be waived, at any time, but only by a written instrument signed by parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, or any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

                           (b) Subject to Article 8, this Agreement may be
amended by the boards of directors of the Company and Merger Sub at any time prior to the filing of a Certificate of Merger with the Secretary of State of Tennessee, provided that an amendment made subsequent to the adoption of this Agreement by the stockholders of the Company shall not (i) alter or change the amount of cash to be received in exchange for or on conversion of all or any of the shares of Company Common Stock, (ii) alter or change any terms of the certificate of incorporation of the Surviving Corporation to be effected by the Merger, or (iii) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of Company Common Stock.

                  9.10. No Third Party Beneficiaries. Except as provided in
Section 6.8 nothing in this Agreement shall convey any rights or remedies upon any person or entity that is not a party to this Agreement or a permitted assignee of a party to this Agreement.

                  9.11. Entire Agreement. This Agreement, the Schedules and Exhibits hereto and any collateral agreements executed in connection with the consummation of the transactions contemplated herein, constitute the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes all prior written or oral understandings, agreements or undertakings with respect thereto.

                  9.12. Survival. Notwithstanding, any provision of this Agreement to the contrary, the representations and warranties of the Company and the Purchaser contained in this Agreement shall not survive, and shall be of no force and effect following, the Closing Date of the Merger.


                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

                                      MIDLAND FINANCIAL GROUP, INC.



                                      By:  /s/ Joseph W. McLeary
                                         ----------------------------------
                                           Name:   Joseph W. McLeary
                                           Title:  CEO




                                      THE PROGRESSIVE CORPORATION



                                      By:  /s/ Chuck Chokel
                                         ----------------------------------
                                          Name:   Chuck Chokel
                                          Title:  CFO




                                      TPC ACQUISITION CORPORATION



                                      By:  /s/ Chuck Chokel
                                         -----------------------------------
                                           Name:   Chuck Chokel
                                           Title:  President

                                                               SCHEDULE 7.2

         1. The Company and each of its significant subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted.

         2. The Company has full legal power and authority to execute and deliver the Merger Agreement and to consummate the transactions contemplated thereby. The execution and delivery of the Merger Agreement and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action on the part of the Company. The Merger Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable in accordance with its terms. The enforceability of the Company's obligations under the Merger Agreement may be limited by an implied covenant of good faith and fair dealing, by general equitable principles (whether considered in a proceeding in equity or at law) and by bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium or other similar laws now or hereafter in effect, relating to or affecting creditors' rights or remedies generally.

         3. The authorized capital stock of the Company consists of ___________ shares of Common Stock. As of the date hereof, before giving effect to the Merger, _____________ shares of Common Stock are outstanding and no shares are held in the Company's treasury.

         4. All consents, approvals and authorizations of or declaration or filings with any Governmental Entity that are by law required to be obtained or made by the Company for or in connection with the execution or delivery by the Company of the Merger Agreement or the consummation by the Company of the transactions contemplated thereby have been obtained or made.

         5. Neither the execution and delivery of the Merger Agreement nor the consummation of the transactions contemplated thereby nor compliance by the Company with any of the provisions of the Merger Agreement will: (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or By-Laws or other governing instruments of the Company; (ii) to the best of our knowledge, except as set forth on Schedule 4.5 to the Merger Agreement, require any consent, approval or notice under or conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Company or any Significant Subsidiary is a party or by which any of them or any material portion of their properties or assets may be bound; or (iii) to the best of our knowledge, violate any order, writ, injunction, determination, award, decree, law, statue, rule or regulation applicable to the Company or any Significant Subsidiary or any material portion of their properties or assets; provided that we express no opinion in the foregoing clauses (ii) and (iii) with respect to matters that could not reasonably be expected to result in a Company Material Adverse Effect.

         6. Upon the filing of the Certificate of Merger with the Secretary of State of the State of Tennessee, the Merger will be effective under the TBCA in accordance with the terms of the Merger Agreement and the Certificate of Merger.

                                                                 SCHEDULE 7.3


         1. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted.

         2. The Purchaser has full legal power and authority to execute and deliver the Merger Agreement and to consummate the transactions contemplated thereby. The execution and delivery of the Merger Agreement and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action on the part of the Purchaser. The Merger Agreement has been duly and validly executed and delivered by the Purchaser and constitutes a legal, valid and binding agreement of the Purchaser enforceable in accordance with its terms. The enforceability of the Purchaser's obligations under the Merger Agreement may be limited by an implied covenant of good faith and fair dealing, by general equitable principles (whether considered in a proceeding in equity or at law) and by bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium or other similar laws now or hereafter in effect, relating to or affecting creditor's rights or remedies generally.

         3. All consents, approvals and authorizations of or declaration or filings with any Governmental Entity that are by law required to be obtained or made by the Purchaser for or in connection with the execution or delivery by the Purchaser of the Merger Agreement or the consummation by the Purchaser of the transactions contemplated thereby have been obtained or made.

         4. Neither the execution and delivery of the Merger Agreement nor the consummation of the transactions contemplated thereby nor compliance by the Purchaser with any of the provisions of the Merger Agreement will: (i) conflict with or result in any breach of any provisions of the Certificate of Incorporation or By-Laws or other governing instruments of the Purchaser; (ii) to the best of our knowledge, except as set forth on Schedule 5.5 to the Merger Agreement, require any consent, approval or notice under or conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Purchaser or any Significant Subsidiary is a party or by which any of them or any material portion of their properties or assets may be bound; or
(iii) to the best of our knowledge, violate any order, writ, injunction, determination, award, decree, law, statue, rule or regulation applicable to the Purchaser or any Significant Subsidiary or any material portion of their properties or assets; PROVIDED that we express no opinion in the foregoing clauses (ii) and (iii) with respect to matters that could not reasonably be expected to result in a Purchaser Material Adverse Effect.

         5. Upon the filing of the Certificate of Merger with the Secretary of State of the State of Tennessee, the Merger will be effective under the TBCA in accordance with the terms of the Merger Agreement and the Certificate of Merger.